UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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COOPER TIRE & RUBBER COMPANY
(Name of Registrant as Specified In Its Charter)

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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The 2007 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840, on Tuesday, May 1, 2007, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect three Directors of the Company.

(2)	To ratify the selection of the Company’s independent auditors for the year ending December 31, 2007.

(3)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Only holders of Common Stock of record at the close of business on March 6, 2007 are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
James E. Kline,
Vice President, General
Counsel and Secretary

Findlay, Ohio
March 22, 2007

Please mark, date and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

i

COOPER TIRE & RUBBER COMPANY

701 Lima Avenue, Findlay, Ohio 45840
March 22, 2007

PROXY STATEMENT

GENERAL INFORMATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company,” “Cooper Tire,” “we” or “us”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 1, 2007, at 10:00 a.m., Eastern Daylight Time, in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840. This proxy statement and the related form of proxy were first mailed to stockholders on or about March 22, 2007.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of three Directors, (2) the ratification of the selection of the Company’s independent auditors for the year ending December 31, 2007, and (3) the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Voting

Only stockholders who owned shares of Common Stock at the close of business on March 6, 2007 (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 61,598,224 shares of Common Stock outstanding. Each stockholder will be entitled to one vote for each share owned.

The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting. “Broker non-votes” occur when certain nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so, and have not received voting instructions with respect to the proposal from the beneficial owners.

Agenda Item 1.  Except in the case of a contested election, each nominee for election as a Director who receives a majority of the votes cast with respect to such Director’s election by stockholders will be elected as a Director. In the case of a contested election, the nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.

Agenda Item 2.  Although the Company’s independent auditors may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2007. As a result, abstentions will have the same effect as a vote cast against the proposal, but “broker non-votes” will have no effect on the outcome of this proposal.

Proxy Matters

Stockholders may vote either by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares to elect the nominees listed under “Nominees for Director” and to ratify the selection of the Company’s independent auditors.

Stockholders of record and participants in certain defined contribution plans sponsored by the Company or a subsidiary of the Company (see below) may also vote by using a touch-tone telephone to call 1-800-652-VOTE (8683), or by the Internet by accessing the following website: http://www.investorvote.com.

Voting instructions, including your stockholder account number and personal proxy access number, are contained on the accompanying proxy card or, in the case of participants in the following defined contribution plans sponsored by the Company or a subsidiary of the Company, the accompanying voting instruction card:

• Spectrum Investment Savings Plan	• Pre-Tax Savings Plan (Texarkana)
• Pre-Tax Savings Plan (Findlay)

Those stockholders of record who choose to vote by telephone or Internet must do so by not later than 2:00 a.m., Eastern Daylight Time, on May 1, 2007. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received by not later than 2:00 a.m., Eastern Daylight Time, on April 27, 2007.

A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

AGENDA ITEM 1

ELECTION OF DIRECTORS

The Bylaws of the Company provide for the Board of Directors to be divided into three classes. Three Directors are to be elected to the class having a term expiring in 2010. If elected, each Director will serve for a three-year term expiring in 2010 and until his successor is elected and qualified; however, the Company expects that, due to a Board of Directors-approved waiver to the mandatory retirement provision of the Company’s Guidelines as to the Role, Organization and Governance of the Board of Directors (the “Governance Guidelines”), if elected, Mr. Aronson and Mr. Pond will retire from the Board of Directors in 2008. The Company currently anticipates adding two Directors to the Board of Directors during 2007 and that the two new Directors will continue to serve after the retirement of Messrs. Aronson and Pond.

Each of the nominees is a Director standing for re-election and has consented to stand for election to a term as described above. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors will designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends that stockholders vote FOR the three nominees for Director.

NOMINEES FOR DIRECTOR

ROY V. ARMES	President and Chief Executive Officer

Mr. Armes, age, 54, has served as President and Chief Executive Officer of the Company since January 2007. He had previously been employed at Whirlpool Corporation, a manufacturer and marketer of major home appliances, for 31 years, where he gained experience in engineering, manufacturing, global procurement and international operations management. Mr. Armes also developed a successful track record at Whirlpool Corporation of developing customer relationships and consumer oriented products. During his career at Whirlpool Corporation, Mr. Armes served in positions including: Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy). Mr. Armes has a B.S. degree in Mechanical Engineering from The University of Toledo.

Director Since	2007
Nominee for Term to Expire	2010

NOMINEES FOR DIRECTOR (CONT.)

ARTHUR H. ARONSON	Former Executive Vice President, Allegheny Teledyne Incorporated

Mr. Aronson, age 71, joined Allegheny Ludlum Corporation, a specialty steel producer, in 1988 as Executive Vice President and was elected a director in 1990. He was elected President and Chief Executive Officer in 1994, and in 1996 was named Executive Vice President of the successor corporation, Allegheny Teledyne Incorporated, where he also served as President of the Metals Segment. Mr. Aronson retired in 1998. Mr. Aronson has a Ph.D. degree in Metallurgy from Rensselaer Polytechnic Institute and a B.S. degree in Metallurgy from the Massachusetts Institute of Technology. He is a trustee of Carnegie Mellon University. Mr. Aronson is also a director of Keystone Powder Metal Co.

Director Since	1995
Nominee for Term to Expire	2010

BYRON O. POND	Former interim Chief Executive Officer Former Chairman of the Board, President and Chief Executive Officer, Amcast Industrial Corporation

Mr. Pond, age 70, served as interim Chief Executive Officer of the Company from August 2006 through December 2006. Prior to his retirement, Mr. Pond was Chairman of the Board of Amcast Industrial Corporation from April 2002 until September 2005, and President and Chief Executive Officer of Amcast from November 1, 2004 until September 2005. Mr. Pond also served as Chief Executive Officer from February 2001 to July 2003 and as President from February 2001 to April 2002. Amcast is a producer of aluminum wheels for the automotive industry and industrial brass castings for the construction industry. Mr. Pond previously served as Chairman of the Board of Arvin Industries, Inc., an automotive parts manufacturer, from 1996 to 1999. On November 30, 2004, Amcast and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in order to facilitate a financial restructuring of its capital. Mr. Pond holds a B.S. degree in Business Administration from Wayne State University. He is also a director of Precision Castparts Corp. and GSI Group Inc.

Director Since	1998
Nominee for Term to Expire	2010

DIRECTORS WHO ARE NOT NOMINEES

JOHN J. HOLLAND	Executive Vice President and Chief Financial Officer, Alternative Energy Sources, Inc.

Mr. Holland, age 57, has been Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an Ethanol producer, since August 2006. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of preengineered building systems, supplies architectural aluminum systems and components and provider of construction and real estate services for the nonresidential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland is also a director of Saia, Inc. (formerly SCS Transportation, Inc.).

Director Since	2003
Expiration of Term	2009

JOHN F. MEIER	Chairman of the Board and Chief Executive Officer, Libbey Inc.

Mr. Meier, age 59, has been Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, since 1993. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is a trustee of Wittenberg University. Mr. Meier is also a director of Applied Industrial Technologies.

Director Since	1997
Expiration of Term	2009

JOHN H. SHUEY	Former Chairman of the Board, President and Chief Executive Officer, Amcast Industrial Corporation

Mr. Shuey, age 61, joined Amcast Industrial Corporation, a producer of aluminum wheels for the automotive industry and copper fittings for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan.

Director Since	1996
Expiration of Term	2009

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

LAURIE J. BREININGER	Former President, Americas Bath & Kitchen, American Standard Companies Inc.

Ms. Breininger, age 49, was President of the Americas Bath & Kitchen business of American Standard Companies Inc. from 2000 until February 2005. American Standard is a global manufacturer of brandname bathroom and kitchen fixtures and fittings and other products. Ms. Breininger graduated from the University of Wisconsin — Madison with a B.A. in Finance and Economics.

Director Since	2003
Expiration of Term	2008

STEVEN M. CHAPMAN	Group Vice President Emerging Markets & Businesses Cummins, Inc.

Mr. Chapman, age 53, is Group Vice President, Emerging Markets & Businesses, for Cummins, Inc. Cummins designs, manufactures and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management.

Director Since	2006
Expiration of Term	2008

RICHARD L. WAMBOLD	Chairman of the Board, Chief Executive Officer and President, Pactiv Corporation

Mr. Wambold, age 55, has been Chief Executive Officer and President of Pactiv Corporation, a global provider of advanced packaging solutions, since 1999 and Chairman of the Board since 2000. Mr. Wambold holds a B.A. in Government and an M.B.A. from the University of Texas.

Director Since	2003
Expiration of Term	2008

Note:  The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table at page 53 of this proxy statement.

AGENDA ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT
AUDITORS

Ernst & Young LLP served as independent auditors of the Company in 2006 and has been retained by the Audit Committee to do so in 2007. In connection with the audit of the 2006 financial statements, the Company entered into an engagement letter with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The Board of Directors has directed that management submit the selection of the independent auditors for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent auditors.

COMPENSATION DISCUSSION & ANALYSIS

The rules regarding disclosure of executive compensation in our proxy statement were greatly altered by the Securities and Exchange Commission in 2006 for our proxy statements commencing with this one. In addition to new and different tables, greater emphasis is placed on providing discussion and analysis of our compensation practices. Further, the content of our Compensation Committee Report has been changed. Accordingly, the information in this proxy statement is not directly comparable to that in our 2006 proxy statement.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the compensation tables and narratives that follow.

Executive Compensation Program Objectives

In order to maximize stockholder value, we have designed our executive compensation program to achieve the following objectives:

•	Attract and retain outstanding executive talent;

•	Motivate our executives to achieve annual and long-term financial goals (consisting of operating profit, cash flow, return on invested capital and strategic goals); and

•	Align our executives’ compensation interests with the investment interests of our stockholders through equity-based awards.

In order to achieve these objectives, we have also designed our executive compensation program to:

•	Pay for performance. A significant portion of the value that our executives realize is variable and “at risk,” which means it is earned based on our achievement of financial goals and the appreciation of our stock price;

•	Be competitive. We establish our executive compensation opportunities in part based on a review of the practices for comparable positions at U.S. industrial companies with annual revenues comparable to our annual revenue;

•	Encourage long service. We offer retirement and savings plans, benefits under which are payable after our executives retire from Cooper Tire, that provide our executives the opportunity to earn contributions from us or save pre-tax dollars for retirement; and

•	Facilitate stock retention. We deliver a large part of long-term incentive award compensation opportunities by granting equity awards, and some of our executives are subject to minimum stock ownership guidelines.

Compensation Administration

Our Compensation Committee is responsible for performing the duties of the Board of Directors relating to the compensation of our executive officers and other senior management, including the executive officers for whom we disclose compensation in the tables below under the heading “Executive Compensation.” The Compensation Committee reviews and approves all elements of our executive compensation program (including performance goals and objectives) that are provided to our executive officers. Management is responsible for making recommendations to the Compensation Committee regarding executive officer compensation (except with respect to Chief Executive Officer compensation) and effectively implementing the executive compensation program, as approved by the Compensation Committee. To assist the Compensation Committee with its responsibilities, the Compensation Committee has retained Towers Perrin, an independent compensation consultant.

In setting appropriate compensation levels for our named executive officers, our overall aim is to target the compensation opportunities that we offer, both for each element of compensation and in the aggregate, at the middle of the range offered by companies in our competitive market. The Compensation Committee, with the help of Towers Perrin, has identified comparably-sized U.S. industrial companies to which we look to help determine the range of compensation offered in our competitive market. The Compensation Committee engages the independent compensation consultant to provide market competitive pay levels among comparably sized industrial companies for similar positions. We do not use a specific peer group for compensation benchmarking. The Compensation Committee annually analyzes market practices regarding base salary and annual and long-term incentive opportunities, and evaluates periodically market practices regarding other compensation elements.

We take a holistic view when establishing salary, annual and long-term incentive award opportunities. As a result, in addition to reviewing market pay levels for comparable positions, we consider performance, the executive’s resulting total compensation, business needs and internal equity considerations (i.e., we aim for positions with comparable responsibilities to have the same target incentive award opportunities) when allocating among base salary and annual and long-term incentive compensation opportunities for our executive officers. Actual total compensation can vary widely from target compensation based on company-wide, business unit and individual executive performance.

Additional information about the role and processes of the Compensation Committee are presented under the heading “Meetings of the Board of Directors and its Committees — Compensation Committee” below.

Compensation Elements Overview

We believe the executive compensation program, by compensation element and in total, best achieves our objectives. The primary elements of the executive compensation program, which are integral to the attraction, retention and motivation of our named executive officers, are described below:

Element	Purpose	Nature of Component

Base Salary	Reward an individual executive’s competencies, skills, experience and performance	• Non-‘‘at-risk” cash component • Eligible for annual merit increases and adjustments for changes in job responsibilities

Annual Incentive Compensation	Motivate and reward executives for the achievement of financial and individual goals with results measured against targeted levels	• Performance-based, variable and ‘‘at-risk” cash opportunity • Amount earned will vary based on actual financial and individual results

Long-Term Incentive Opportunities	Motivate and reward executives for the achievement of financial goals and stock price appreciation over time
• Performance-based, variable and ‘‘at-risk” cash or equity-based opportunity
• Amount realized by the executive is dependent upon (1) for cash awards, actual financial results and (2) for equity-based awards, stock price appreciation

Retirement Benefits	Encourage and reward long-term service by providing market-based benefits upon retirement	• Cash component that varies based on factors such as years of service and compensation level • Contributions tied to incentive awards will vary based on awards earned

When we establish total compensation, we generally utilize a consistent approach regarding our Chief Executive Officer, Chief Financial Officer and three other most-highly compensated executive officers during each year, who we refer to as our named executive officers. For 2006, our named executive officers also included our former Chief Executive Officer and our former President of our North American Tire Division, as described in the “2006 Summary Compensation Table” below.

We present below a description of each element of the executive compensation program as established for our 2006 named executive officers. Unless otherwise noted, the same framework applies to all other officers and key executives. Additionally, on January 1, 2007, Mr. Roy V. Armes joined us as our new President and Chief Executive Officer. For more information on our employment and compensation arrangements with Mr. Armes, see “— Employment Agreements and Arrangements — Mr. Roy V. Armes” below.

Base Salary

We pay base salaries to reward an individual executive’s competencies, skills, experience and individual executive performance. Generally, we target our base salaries at the middle of the range offered by companies in our competitive market for comparable positions in order to initially attract and retain outstanding executive talent, and later to provide a basic degree of financial security and reward for executive performance. In addition to market level considerations, we also take into account individual factors consisting of job responsibilities, experience and individual executive performance when establishing base salaries.

Our Compensation Committee reviews and approves the base salary for our Chief Executive Officer, and for each officer below the Chief Executive Officer based on input from the Chief Executive Officer. We review base salaries annually, and make increases, if any, based on our salary increase budget for the year, the individual factors described above and internal equity and market level considerations.

For 2006, the base salaries for our named executive officers approximated, on average, median market levels. The amount of each named executive officer’s 2006 base salary increase, expressed as a percentage of such officer’s 2005 base salary, was as follows: Mr. Weaver, 0.0%; Mr. Miller, 3.9%; Mr. Kline, 1.9%; Mr. Geers, 2.0%, Mr. Stephens, 0.0% and Mr. Dattilo, 0.0%. Mr. Pond did not serve as one of our officers in 2005 or for most of 2006. For 2007, our base salary increases for our named executive officers will be 0.0%.

Annual Incentive Compensation

We provide our named executive officers with an annual incentive award opportunity to motivate and reward them for achieving established company-wide and business unit financial goals and individual goals. We believe that our named executive officers should have a material percentage of their annual compensation contingent on both our financial performance and their individual performance.

Under this program, each named executive officer can earn an annual cash incentive payment, expressed as a percentage of base salary, based on the achievement of certain financial goals and individual goals. The annual cash incentive payment, if earned, is generally paid each year in the executive’s first paycheck following our February Board of Directors meeting. When setting target annual incentive award opportunities for our named executive officers, the Compensation Committee considers individual factors consisting of job responsibilities, experience and individual executive performance, as well as market practices. The following are the target and actual incentive awards for each named executive officer for 2006 expressed as a percentage of base salary:

Executive	2006 Target Incentive (%)	Actual 2006 Incentive (%)

Byron O. Pond(1)	—	—
Philip G. Weaver	50%	0.0%
Harold C. Miller	45%	3.8%
James E. Kline	45%	6.7%
James H. Geers	45%	9.0%
D. Richard Stephens	45%	11.5%
Thomas A. Dattilo	85%	5.0%

(1)	During his service as our interim Chief Executive Officer, Mr. Pond was employed by us as an independent contractor, and did not participate in our annual incentive program.

The Compensation Committee sets annual performance targets at the beginning of each year based upon its determination of what would constitute an appropriate level of performance for us or our individual business units. Our Chief Executive Officer and other members of management develop specific recommendations for our Compensation Committee regarding the annual performance targets. After analysis and discussion of the recommendations, and modification of the recommendations if necessary, our Compensation Committee approves the annual performance targets. In making its determination, the Compensation Committee takes into account the following principal factors:

•	Our expected performance based on our annual operating plan and the annual operating plan of our individual business units, which is reviewed with the Board of Directors prior to the beginning of the year;

•	The economic environment in which we expect to operate during the year; and

•	The achievement of financial results expected to enhance stockholder value.

2006 Incentive Compensation

For 2006, the Compensation Committee established financial goals as performance metrics for the annual incentive program in the following categories:

•	Operating profit, which is net sales less the cost of goods sold; selling, general and administrative expenses and the minority interest portion of operating profit, plus the amortization of certain intellectual property and special adjustments; and

•	Operating cash flow, which is net operating profit after tax plus depreciation and amortization.

Annual incentive awards are also based on the named executive officers’ achievement of individual goals established by them and approved by the Chief Executive Officer and the Compensation Committee. Individual goals for 2006 included those related to: net income; customer order fill rate; pension trust returns; sales rate; new product introduction; conversion cost; through-put efficiencies; cost reductions (LEAN); reduction in legal fees; diversity targets; employee development; market share improvement; raw materials spending reductions; and days outstanding/accounts receivable. The Compensation Committee chose operating profit and operating cash flow as the 2006 financial performance metrics due to our need for a short-term focus on improvements in operations and the conservation of cash. To arrive at our operating profit, as used for incentive compensation purposes, we start with our operating profit from our consolidated statement of operations in our financial statements, deduct the minority owners’ portion of operating profit, add the amortization of certain intellectual property and adjust for any special items. In 2006, a restructuring expense was added to derive operating profit for incentive compensation purposes.

For 2006, the Compensation Committee assigned the following weighting to each performance metric:

•	Operating profit: 60% weighting;

•	Operating cash flow: 20% weighting; and

•	Individual goals: 20% weighting.

The Compensation Committee chose to give operating profit significantly more weight for 2006 than either operating cash flow or individual goals because it is the key metric in monitoring our profit improvement initiatives and assuring that value is delivered to our stockholders in the short-term. Additionally, for Messrs. Miller and Stephens, who are the business unit executives among our named executive officers, the Compensation Committee chose to spread the weighting for each of operating profit and operating cash flow evenly between company goals and business unit goals.

Actual annual incentive award payments for financial goals and individual goals are based on actual results relative to the established performance targets, as determined by our Compensation Committee. While actual annual incentive award payments for individual goals can range from 0% to 100% of the target incentive award opportunity, actual incentive award payments for financial goals can range from 0% to 200% of the target incentive award opportunity. As noted above, the 2006 target incentive awards, as a percent of base salary, assigned to our named executive officers ranged from 45% to 85% of base salary. For 2006, we calculated earned incentive awards for financial goals based on the following performance schedule:

•	Performance below 80% of target: No payout;

•	Performance equal to 80% of target: 50% of target payout;

•	Performance equal to 100% of target: 100% of target payout;

•	Performance equal to 120% of target or greater: 200% of target payout; and

•	We used a straight-line interpolation to determine the payout when performance falls between the target levels noted above.

We calculated earned awards for individual goals in 2006 based on the executive’s performance, as determined by the Compensation Committee, relative to each goal as approved by the Compensation Committee. As a result, we made payouts in the range of 0% to 100% for our executive officers based on their 2006 individual goals.

As noted above, in 2006, our performance and the performance of our business units resulted in annual incentive award payouts to our named executive officers ranging from 0.0% to 11.5% of their base salaries. The actual award payout amounts for our named executive officers are presented in the “2006 Summary Compensation Table” below as part of the column, “Non-Equity Incentive Plan Compensation.” The potential range of the 2006 annual incentive awards, by named executive officer, is also presented in the “2006 Grants of Plan-Based Awards Table” below.

2007 Incentive Compensation

For 2007, the Compensation Committee has established, based on input from our Chief Executive Officer, Chief Financial Officer and Vice President of Global Human Resources, the following financial goals as performance metrics for the annual incentive program:

•	Operating profit;

•	Working capital, which is a five-point average of accounts receivable plus inventory less accounts payable;

•	Inventory management; and

•	Other.

In establishing these performance metrics, the Compensation Committee took into account the same factors considered in 2006, as described above. However, the Compensation Committee chose different performance targets for 2007. The “Other” performance target will consist of the metrics established to meet Project Sunrise objectives and Global Profit Management System objectives. Although we view our performance targets as ambitious goals, we believe that they are achievable during the 2007 performance period if our executive officers and employees continue to provide superior performance.

Project Sunrise is a cost/profit improvement project in which we are focusing on developing a more contemporary product management system, mix improvement, better pricing and a change to our manufacturing and distribution strategy. Global Profit Management System is a company-wide cost improvement project in which we are focusing on making quick payback cost improvements that improve efficiency, output and quality.

The Compensation Committee has also assigned the following weighting to each 2007 performance metric:

•	Operating profit: 60% weighting;

•	Working capital: 10% weighting;

•	Inventory management: 10% weighting; and

•	Other: 20% weighting.

Business unit executives will have the weightings for each of operating profit, working capital, inventory management, and Project Sunrise and Global Profit Management System targets spread between company goals and business unit goals.

The 2007 target annual incentive awards for our named executive officers, as a percentage of base salary, and the annual incentive percentage awards to be earned, are unchanged from 2006 (except for Messrs. Stephens and Dattilo, who are no longer employed by us). Additionally, earned incentive awards for 2007 will be calculated based on the following performance schedule (except for inventory management and “Other”):

•	Performance below 70% of target: No payout;

•	Performance equal to 70% of target: 30% of target payout;

•	Performance equal to 80% of target: 50% of target payout;

•	Performance equal to 90% of target: 80% of target payout;

•	Performance equal to 95 to 105% of target: 100% of target payout;

•	Performance equal to 110% of target: 120% of target payout;

•	Performance equal to 120% of target: 150% of target payout;

•	Performance equal to 130% of target: 160% of target payout;

•	Performance equal to 140% of target: 175% of payout;

•	Performance equal to or greater than 150%: 200% of payout; and

•	We will use a straight line interpolation to determine the payout when performance falls between the target levels noted above.

For inventory management and “Other” performance metrics, our named executive officers must meet or exceed targets to earn any annual incentive. If those targets are met, 100% of the 2007 target annual incentive award associated with the “Other” category will be paid, but there is no additional award opportunity that can be earned above 100% of the target annual incentive award.

Long-Term Incentive Compensation

We grant long-term incentive awards to help align the interests of our named executive officers and other executives with the investment interests of our stockholders. Specifically, named executive officers are able to share in our growth and financial success, as reflected in the achievement of targeted return on invested capital levels, as a result of receiving a significant percentage of their compensation in the form of equity-based awards. Long-term incentive awards are granted under our 2006 Incentive Compensation Plan.

Under this program, each named executive officer is entitled to receive long-term incentive awards based on the achievement of certain financial goals, as discussed below, during three-year performance periods. Our Chief Executive Officer, Chief Financial Officer and Vice President of Global Human Resources provide input to the Compensation Committee regarding the long-term incentive awards. For 2006, when approving long-term incentive award opportunities for our named executive officers, both in the aggregate and by award type, the Compensation Committee considered market median levels, individual executive performance, internal equity considerations and other factors.

In 2006, we provided 50% of the long-term incentive award opportunity to named executive officers through performance cash awards, with the remaining 50% provided to our named executive officers through equity-based awards. More specifically, we targeted the following mix of long-term incentive award grants for each named executive officer in 2006:

•	Performance cash: 50%;

•	Stock options: 25%;

•	Restricted stock units: 12.5%; and

•	Performance units: 12.5%.

Award Grant Timing and Pricing

Regarding grants of equity-based awards, our policy is to price awards to current employees at the average of the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the date of grant, which is the date of our February Board of Directors meeting. Since February 8, 2000, our Board of Directors has granted authority to our Management Executive Committee to make discretionary grants of up to an aggregate of 500,000 shares of our common stock to our executives and employees based on their performance and contributions to Cooper Tire. A total of 102,458 shares of our common stock have been granted to employees under this authority since February 8, 2000. Other than for this discretion, only our Compensation Committee and Board of Directors are involved in grants of equity-based awards. For new executives, we price awards at the average of the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the hiring date for each new eligible executive.

Long-Term Incentive Award Overview

The awards that we issue under our long-term incentive award program are described below:

Award Type	Description	How Value is Realized

Earned for achievement of financial goal (return on invested capital): 62.5% of total opportunity
Performance Cash	Cash-denominated award earned when we achieve specific financial goals over a specified performance period	• Return on invested capital results over the three-year period 1/1/06 to 12/31/08 • Awards, if earned, are paid in cash

Performance Units	Contingent stock units with individual value equal to a share of our common stock that are earned when we achieve specific financial goals over a specified performance period	• Return on invested capital results over the three-year period 1/1/06 to 12/31/08 • Awards, if earned, are paid in shares of our common stock

Awards vest over time with value based on our stock price appreciation: 37.5% of total opportunity
Stock Options	Right to purchase our common stock at a stated (exercise) price for a specified time period (option term). Options vest in installments of 25% per year beginning one year after the date of grant. The option term is 10 years, after which, if not exercised, the option expires
• Subject to certain
restrictions, a named executive officer may exercise stock options after they have vested

• The pre-tax value realized equals the difference between the stock price at exercise and the exercise price

Restricted Stock Units	Contingent stock units with individual value equal to a share of our common stock that vest over a specified service period	• Awards fully vest three years after the date of grant and are paid in shares of our common stock

Each element of the 2006 long-term incentive award opportunity is further discussed below.

Performance Cash and Performance Units

Awards for the 2006-2008 Performance Period.  Our named executive officers can earn performance cash and performance units for the achievement of specific return on invested capital targets for a three-year period beginning January 1, 2006 and ending December 31, 2008. Performance cash and performance units, if earned, are generally paid after the performance period in the executive’s first paycheck following our February Board of Directors meeting. The following are the target performance cash and performance units awards for each named executive officer for the 2006-2008 performance period:

Target Performance Cash ($)

Executive	2006-2008

Byron O. Pond(1)	—
Philip G. Weaver	$434,486
Harold C. Miller	$249,453
James E. Kline	$258,920
James H. Geers	$163,062
D. Richard Stephens	$590,221
Thomas A. Dattilo	$1,462,224

(1)	During his service as our interim Chief Executive Officer, Mr. Pond was employed by us as an independent contractor, and did not participate in our long-term incentive program.

Target Performance Units (#)

Executive	2006-2008

Byron O. Pond(1)	—
Philip G. Weaver	4,678
Harold C. Miller	2,686
James E. Kline	2,787
James H. Geers	1,755
D. Richard Stephens	6,354
Thomas A. Dattilo	15,742

(1)	During his service as our interim Chief Executive Officer, Mr. Pond was employed by us as an independent contractor, and did not participate in our long-term incentive program.

Actual payouts for the 2006 performance cash and unit awards can range from 0% to 200% of target.

The Compensation Committee established return on invested capital as the performance target for grants of performance cash and performance units under the long-term incentive program for the 2006-2008 performance period. The Compensation Committee chose return on invested capital as the performance metric because it believes this is the best long-term measure of management effectiveness. To arrive at return on invested capital, as used for incentive compensation purposes, we start with operating profit for incentive purposes after tax, add income taxes, and divide by a five-point average of: equity; plus notes payable; plus the current portion of long-term debt; plus long-term debt. Although we view our performance targets as ambitious goals, we believe that they are achievable during the 2006-2008 performance period if our executive officers and employees continue to provide superior performance.

Actual performance cash and performance units payments will be based on actual results relative to the return on invested capital performance targets, as determined by our Compensation Committee, and can range from 0% to 200% of the target award opportunity. We will calculate earned performance cash and performance units awards based on the following performance schedule:

•	Performance below 89.4% of target: No payout;

•	Performance equal to 89.4% of target: 10% of target payout;

•	Performance equal to 100% of target: 50% of target payout;

•	Performance equal to 119.7% of target: 100% of target payout;

•	Performance equal to 130.3% of target or greater: 200% of target payout; and

•	We use a straight-line interpolation to determine the payout when performance falls between the target levels noted above.

The targets and potential range for the 2006-2008 performance cash and performance unit awards, by named executive officer, is presented in the “2006 Grants of Plan-Based Awards Table” below.

Payouts for the 2004-2006 Performance Period.  We made payouts in March 2007 based on 2004 performance cash grants for the three-year performance cycle ending December 31, 2006. These payouts were based on our achievement relative to performance metrics as follows:

•	2004: The generation of operating cash flow (net operating profit after tax plus depreciation and amortization) calculated for the company or a business unit, whichever is applicable, to a particular participant, in relation to the operating cash flow targets; and

•	2005 and 2006: Payout targets for years 2005 and 2006 were based on return on invested capital targets.

The payouts we made in 2007 for the 2004-2006 cycle equaled 24.7% of the target long-term incentive amount. These payout results were based solely on the achievement of our 2004 operating cash flow targets. No payout was earned based on 2005 and 2006 return on invested capital results. The actual performance cash award payouts for our named executive officers are presented in the “2006 Summary Compensation Table” below as part of the column “Non-Equity Incentive Plan Compensation.”

Accounting and Tax Implications.  Under the accounting rules, performance cash awards result in variable accounting, with our ultimate expense equal to the value earned by/paid to the named executive officers. As such, the ultimate expense is not determinable until the end of the three-year performance period. When the named executive officers earn and receive a payout (taxable at ordinary income tax rates, subject to withholding), we receive a corresponding tax deduction. In the “2006 Summary Compensation Table” below, the accounting cost attributed during 2006 to performance unit awards is presented under the column “Stock Awards.”

Stock Options

Stock options align our named executive officers’ interests with those of our stockholders because the stock options have realizable value only if the price of our common stock increases relative to the grant/exercise price of the stock option. For 2006, we made stock option awards to our named executive officers that had the following characteristics:

•	The exercise price for the stock option equals the average of the high and low trading price of our common stock on the grant date;

•	10-year contractual term; and

•	Vests in 25% increments beginning on the first anniversary of the grant date, and is fully vested four years after the date of grant.

In 2006, based on the approval of the Compensation Committee, we granted stock options to our named executive officers and other key employees as described in the “2006 Grants of Plan-Based Awards Table” below.

Accounting and Tax Implications.  Under FAS 123(R), the grant date fair value of stock options, which is a fixed charge at date of grant, is generally expensed over the vesting period for the stock options. In the “2006 Summary Compensation Table” below, the accounting cost attributed during 2006 to outstanding stock option grants is presented under the column “Option Awards,” including the amount recorded for stock option grants in 2006. The full grant date fair value of the 2006 stock option grants is presented in the “2006 Grants of Plan-Based Awards Table” below. The ultimate value, if any, which may be realized by our named executive officers based on such stock option awards is not determinable at the date of grant. Additionally, when executives exercise stock options, they are taxed in accordance with the income tax law and regulations applicable at the time of exercise or disposition, depending upon the type of options, at ordinary income rates (subject to withholding), and we receive a corresponding tax deduction where appropriate.

Restricted Stock Units

We grant restricted stock units to our executives to facilitate executive retention and, for newly hired executives, recruitment. The restricted stock unit awards granted to our named executive officers in 2006, which are described in the “2006 Grants of Plan-Based Awards Table” below, fully vest three years after the date of grant.

Accounting and Tax Implications.  In the “2006 Summary Compensation Table” below, the accounting cost attributed during 2006 to outstanding restricted stock grants is presented under the column “Stock Awards.” The full grant date accounting (FAS 123R) fair value of the 2006 restricted stock awards is presented in the “2006 Grants of Plan-Based Awards Table” below. The ultimate value, if any, which may be realized by our named executive officers based on such restricted stock unit awards is not determinable at the date of grant. When the executive receives a distribution of the restricted stock units, they are taxed in accordance with the income tax law and regulations applicable at the time at ordinary income rates (subject to withholding), and we receive a corresponding tax deduction when appropriate.

Changes for 2007

For the 2007-2009 performance period, we will provide long-term incentive awards solely in the form of performance shares. The Compensation Committee has established total company net income and operating cash flow performance targets to determine the achievement of performance shares (the cash flow targets exclude capital expenditures and dividends). The Compensation Committee has decided to utilize these performance metrics because improvement in our net income and prudent management of cash is imperative over the three-year time horizon of the performance period. The net income and operating cash flow targets for each year in the performance period will be based on the respective year’s operating plan. We anticipate that 70% of the performance shares that we award will be earned based on the net income target, while 30% of the performance shares awarded will be earned by meeting established cash flow targets. Although we view these performance targets as ambitious goals, we believe that they are achievable during the 2007-2009 performance period if our executive officers and employees continue to provide superior performance.

The performance shares will be notionally earned annually (one-third of total per year) based on the net income results and operating cash flow results for 2007, 2008 and 2009, respectively. The notionally earned performance shares will earn dividend equivalents. Notionally earned awards will vest and be payable in early 2010 in our common stock.

Payouts can range from 0% to 200% of the long-term incentive plan targets that we establish for each named executive officer according to the schedule below:

•	Performance less than 80% of target: No payout;

•	Performance equal to 80% of target: 50% of target payout;

•	Performance equal to 100% of target: 100% of target payout;

•	Performance equal to 110% of target or greater: 200% of target payout; and

•	We will use a straight-line interpolation to determine the payout when performance falls between the target levels noted above.

Stock Ownership Guidelines

We believe that our named executive officers whose business decisions impact our operations and results should obtain and maintain a reasonable equity stake in Cooper Tire. Our Compensation Committee has therefore established stock ownership guidelines for Messrs. Armes, Geers, Miller and Weaver. Under the guidelines, we consider that our executives own our common stock if the shares are:

•	owned outright;

•	jointly owned, but the executive has voting control;

•	shares of restricted stock or restricted stock units;

•	shares or share equivalents in our deferred compensation program; or

•	shares or share equivalents in our 401(k) plan;

but not if the shares are represented by unexercised stock options or unearned performance shares.

Under the guidelines, Mr. Armes is required to own by March 1, 2010 our common stock in an amount equal to three times his base salary (resulting in an ownership goal of 116,605 shares). This goal has already been accomplished. Mr. Weaver was required to own, by March 1, 2006, our common stock in an amount equal to two times his base salary (resulting in an ownership goal of 41,000 shares). This goal was not accomplished. Mr. Miller is required to own by March 1, 2008, and Mr. Geers by March 1, 2009, our

common stock in an amount equal to two times his base salary, respectively (resulting in respective ownership goals of 31,456 and 28,862). As of December 31, 2006, Mr. Weaver, Mr. Miller and Mr. Geers owned 99.6%, 62.1% and 92.6% of their required ownership targets, respectively, regarding our common stock.

If any of our named executive officers does not timely satisfy the stock ownership guidelines, then our Compensation Committee may penalize the executive officer by: (1) imposing a mandatory payment of 50% of his or her annual bonuses in stock; (2) requiring that the executive retain 50% of the executive’s stock options (50% of net after-tax shares); (3) requiring that 50% of the executive’s long-term incentive awards be paid in stock; or (4) reducing the executive’s stock option grants.

Other Compensation Elements

Our named executive officers are eligible to participate in the following other compensation programs:

•	Retirement benefits;

•	Elective deferred compensation;

•	Perquisites; and

•	Severance arrangements.

Retirement Benefits

Pension Plans

In order to facilitate and reward lengthy service by highly-qualified executives, we provide retirement benefits based on market competitive levels. We have a cash balance plan, which is a type of noncontributory defined benefit pension plan in which a participant’s benefit is determined as if an individual account had been established for him or her, for our non-union employees in the United States, other than those participants in our existing defined benefit plans who had reached age 40 and had at least 15 years of service with us as of January 1, 2002.

The cash balance plan provides for a participant to have credited to a hypothetical account established for him or her under the cash balance plan a percentage of his or her compensation (as defined in the cash balance plan) each year, and to have earnings credited each year to the participant’s hypothetical account balance at an interest rate equal to the 30-year Treasury bond rate. The percentage of the participant’s compensation that is credited to his or her hypothetical account each year is based upon the participant’s age and years of service, and increases in increments as the participant’s total age and years of service increase. A participant in the cash balance plan who was a participant in one of our prior defined benefit pension plans had credited to his or her hypothetical account in the cash balance plan on January 1, 2002 the actuarial equivalent lump sum of the participant’s frozen retirement benefit in the former plan, calculated as of January 1, 2002.

Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment at any time. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by any Social Security benefits payable to the participant.

Non-union employees who were participants in a defined benefit pension plan sponsored by us or one of our subsidiaries prior to January 1, 2002, and who had reached age 40 and had 15 or more years of service as of that date, continue to be covered by the terms of such prior plan. Of our named executive officers, only Messrs. Geers and Stephens remain covered by a prior plan, and Mr. Stephens is no longer employed by us. The plan in which Messrs. Geers and Stephens participate provides a pension based primarily upon their levels of compensation during the last ten years of their employment and their number of years of service. Benefits under the prior plan are not subject to deduction for Social Security or other offset amounts.

401(k) Plan

In addition to the retirement plan, we maintain a tax-qualified 401(k) plan, the Spectrum Investment Savings Plan, which we refer to as our 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all of our employees are eligible to receive matching contributions from us that are subject to vesting over time. There are two parts to our matching contribution.

First, we will contribute up to $0.50 to each participant’s account under the 401(k) plan for every $1.00 contributed by the participant, up to 6% of the participant’s salary, if we meet certain return on stockholders’ equity goals for a given year. We will not make a contribution for a particular year unless our return on stockholders’ equity for the year is in excess of 10% of the stockholders’ equity at the beginning of that year. Second, we will contribute an additional amount if our return on invested capital reaches certain specified levels. There was no matching contribution for our 401(k) plan for 2006.

We offer the 401(k) plan because it provides our employees with a way to save for retirement without significantly affecting the amount of their take-home pay. We intend to evaluate the 401(k) plan for competitiveness in the marketplace from time to time, but we do not anticipate taking the level of benefits provided into account in determining our executives’ overall compensation packages in the coming years.

If benefits in the 401(k) plan, the cash balance plan or the other qualified plan(s) in which an executive may participate exceed the level of benefits permitted from a tax-qualified retirement plan, the excess benefit amount is payable from an unfunded, non-qualified supplemental benefit or pension plan, as applicable. All of our named executive officers are eligible to participate in the non-qualified, supplemental plans. The actuarial change from 2005 in our named executive officers’ pension benefits and the value of our annual contributions to our 401(k) plan are presented in the “2006 Summary Compensation Table” below. Detailed information about these plans is presented in the “2006 Pension Benefits Table” and related disclosures below.

Elective Deferred Compensation

For 2007, we have chosen to maintain a non-qualified deferred compensation plan, the Cooper Tire & Rubber Company Executive Deferred Compensation Plan, which we refer to as the executive deferred compensation plan. The executive deferred compensation plan allows a select group of our senior level management employees (including, among the named executive officers, Messrs. Armes, Miller, Kline, Geers and Weaver) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual incentive cash and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant. Each year, participants must make an irrevocable election to participate in the executive deferred compensation plan and choose (1) the amounts that they will defer for the subsequent year, (2) the form of distribution for the deferred amounts and (3) their investment preferences for the deferred amounts.

The executive deferred compensation plan allows participants to defer income taxation (but not Social Security or Medicare taxation) on the deferred amounts. Deferred amounts will be taxed at ordinary income tax rates when distributed to participants. We offer the executive deferred compensation plan to a select group of senior level management (about 25 executives) in order to allow them to defer more compensation than they would otherwise be permitted to defer under tax-qualified retirement plans, such as our 401(k) plan and pension plans, in order to help them build sufficient retirement savings. We also offer the executive deferred compensation plan as part of our competitive compensation package that enables us to attract and retain top executive talent.

We credit deferred amounts in bookkeeping accounts established for each participant, and hold the deferred amounts in a trust that we have established for the executive deferred compensation plan. This trust, unlike the trust for our 401(k) plan, is not protected against the claims of third parties. Based on the participants’ elections, deferred amounts are credited with earnings as if the deferred amounts were invested in accordance with those funds available under our 401(k) plan that were chosen by the participants. We do not make matching or other employer contributions to the executive deferred compensation plan. Distributions of deferred amounts will be made in accordance with the participants’ elections, and generally after the participants’ employment terminates, in a lump sum, in up to 10 annual installments, or in a combination of these two forms. Participants may in some cases delay distribution of deferred amounts. Participants may also change their distribution elections subject to distribution delays.

We intend to evaluate the executive deferred compensation plan for competitiveness in the marketplace from time to time, but we do not anticipate taking the level of benefits provided into account in determining our executives’ overall compensation packages in the coming years. Detailed information about this plan is presented in the “2006 Non-Qualified Deferred Compensation Table” and related disclosures below.

Perquisites

In order to provide a market competitive total compensation package to our named executive officers, we provide a limited amount of perquisites to our named executive officers. In 2006, we provided the following perquisites and supplemental benefits:

•	Corporate automobiles;

•	Professional services allowances, including payments for executives’ physical examinations and financial and tax planning;

•	Matching contributions to our 401(k) plan; and

•	Allocations to our Nonqualified Supplementary Benefit Plan, which provides benefits otherwise denied participants in the pension and 401(k) plan because of Internal Revenue Code limitations on qualified benefits.

The value of these perquisites and supplemental benefits provided in 2006 is presented in the “2006 Summary Compensation Table” below as part of the column “All Other Compensation.”

Severance Arrangements

We have entered into employment agreements with Messrs. Armes and Weaver that specify payments in the event the executive’s employment is terminated without “Cause,”

by the executive for “Good Reason” or after a change in control. During 2006, we were also a party to such employment agreements with Messrs. Dattilo and Stephens. We also maintain a change in control severance plan for other senior executives (including our named executive officers not covered by employment agreements), which provides specified benefits in the event of a change in control and termination of the executive’s employment. See the further disclosure under “Potential Payments Upon Termination or Change of Control” for more information.

Employment Agreements and Arrangements

Mr. Roy V. Armes

On January 1, 2007, Mr. Armes joined us as our new President and Chief Executive Officer. For 2007 and beyond, we have entered into an employment agreement with Mr. Armes. Under the employment agreement, Mr. Armes will be employed by us as President and Chief Executive Officer at an initial annual base salary of $700,000, and generally with all benefits available to our executives. The initial term of the employment agreement is for three years, which is automatically extended for successive one year terms after the initial term until the year in which Mr. Armes’ 64th birthday occurs, unless either Mr. Armes or we give prior notice by September 30 that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment.

Mr. Armes will participate in our annual incentive compensation program described above, under which he will be eligible to receive a target award equal to 85% of his base salary and a maximum award equal to 170% of his base salary. For the 2007 fiscal year, Mr. Armes is assured an annual incentive award that is no less than 85% of his base salary. Mr. Armes will also participate in our long-term incentive compensation program. Mr. Armes received an initial award of restricted stock units upon commencement of employment under our 2006 Incentive Compensation Plan, in an aggregate amount equal to $4,000,000, subject to a three-year cliff vesting requirement and terms and conditions as determined by our Board of Directors.

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason other than within two years following a change of control. These payments and benefits include a lump sum payment of $75,000 plus two times the sum of his base salary and average annual incentive compensation, as defined in his employment agreement (three times, if terminated before December 31, 2009), 24 months’ continuation of life, accident and health benefits, full vesting of his initial restricted stock unit award and certain other benefits. If such termination occurs during the two-year period on or following a change of control, Mr. Armes would receive in addition full vesting of all then-unvested restricted stock unit and stock option awards.

In the event of Mr. Armes’ death or termination of employment due to disability, he or his beneficiaries or estate will be entitled to payment of 30 days’ base salary, a full target-level bonus, a prorated long-term incentive compensation payout and 24 months’ continuation of life and accident benefits (if terminated due to Mr. Armes disability) and health benefits followed by COBRA, as well as full vesting of Mr. Armes’ initial restricted stock unit award. If Mr. Armes retires under our pension plan, he will be entitled to a prorated annual bonus and long-term incentive compensation payout.

The employment agreement also provides for a tax gross-up for any excise tax, exceeding 110% of the “safe harbor limit,” due under the Internal Revenue Code for certain payments made by us to Mr. Armes. In addition, all post-termination payments are conditioned upon the execution by Mr. Armes of a release of all claims against us.

Mr. Byron O. Pond

Effective August 2, 2006, our Board of Directors appointed Mr. Pond to serve as an independent contractor in the position of interim Chief Executive Officer following the resignation of Mr. Dattilo until such time as a permanent Chief Executive Officer was appointed by us. As part of a compensation arrangement with Mr. Pond for such independent contractor service, we agreed to (1) pay Mr. Pond base compensation at the rate of $850,000 per year and (2) grant Mr. Pond shares of our common stock with a value of $185,000 priced at the closing market price for our common stock on the first day of trading during each three-month period in which he occupied the position of interim Chief Executive Officer. We did not compensate Mr. Pond as a Director under the compensation arrangements applicable to our Directors while he served as interim Chief Executive Officer. Mr. Pond served as our interim Chief Executive Officer through December 31, 2006.

Mr. Philip G. Weaver

Prior to 2006, we entered into an employment agreement with Mr. Weaver under which Mr. Weaver agreed to remain employed in his present capacity for a specified time, at a base salary not lower than his base salary at the time of execution of the agreement, and generally with all benefits available to our executives as of the date on which the agreement became effective. The initial term of the agreement was three years. The term of the agreement automatically extended for one additional year each January 1, unless either we or Mr. Weaver gives prior notice of a desire not to extend the term. On January 1, 2006, the employment agreement was automatically extended until December 31, 2008. In no event was the term to extend beyond Mr. Weaver’s 65th birthday. The agreement contained a non-compete provision that extended for two years after any termination of employment, and certain severance and other post-termination benefits and payment provisions.

On October 13, 2006, we entered into an amended employment agreement with Mr. Weaver that supersedes in its entirety his prior employment agreement with us as of January 1, 2009. Prior to January 1, 2009, however, the terms of Mr. Weaver’s prior employment agreement with us remain in full force and effect. Under the amended employment agreement, Mr. Weaver will serve as our Vice President and Chief Financial Officer for a term of one year. The term of the amended agreement will be automatically extended on January 1 of each year following January 1, 2009 for additional one-year terms until the year in which Mr. Weaver’s 64th birthday occurs, unless either party provides notice no later than September 30th of the preceding year that such party does not wish to extend the amended agreement.

The amended agreement further provides that:

•	if we issue restated or reclassified annual financial statements, regardless of whether before or after the termination of Mr. Weaver’s employment, that reflect a reduction in previously published financial results as a result of misconduct and the previously published financial results provided the basis for any previously paid incentive compensation to Mr. Weaver, we may elect to obtain reimbursement from Mr. Weaver of all payments to the extent such payments would not have been made based on the restated or reclassified financial statements;

•	any payments or benefits provided pursuant to the amended agreement that are treated as deferred compensation under Section 409A of the Internal Revenue Code shall be deferred, subject to interest accrual, to the extent necessary to avoid the imposition of taxes pursuant to Section 409A; and

•	all disputes arising under the amended agreement after January 1, 2009 are subject to binding arbitration.

Under the amended agreement, Mr. Weaver is also entitled to certain severance and other post-termination benefits and payments. See also “Potential Payments Upon Termination or Change of Control” for more information about benefits and payments under Mr. Weaver’s current agreement.

Mr. D. Richard Stephens and Mr. Thomas A. Dattilo

We also entered into employment agreements with Messrs. Dattilo and Stephens, neither of whom remains employed with us. Under the agreements, each executive remained employed in his present capacity for a specified time, at a base salary not lower than his base salary at the time of execution of the agreement, and generally with all benefits available to our executives as of the date on which the agreements became effective. The initial term of each agreement was four years for Mr. Dattilo and three years for Mr. Stephens. The term of each agreement automatically extended for one additional year each January 1, unless either we or the executive gave prior notice of a desire not to extend the term. In no event was the term to extend beyond the executive’s 65th birthday. The agreements contain a non-compete provision that extends for two years after any termination of employment.

Under the employment agreements, Messrs. Dattilo and Stephens were also entitled to certain severance and other post-termination benefits and payments as further described below in the disclosure under “Potential Payments Upon Termination or Change of Control.”

Recoupment of Incentive Payments

We do not have a formal policy regarding adjusting or recovering annual incentive or long-term incentive awards or payments if the relevant performance metrics upon which such awards or payments are based are later restated or otherwise adjusted in a manner that reduces the actual size of the award or payment. We will consider making such adjustments on a case-by-case basis if such situations arise.

General Tax Deductibility of Executive Compensation

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers will not be deductible unless it meets specified criteria for being “performance based.” Our Compensation Committee generally manages our incentive programs to qualify for the performance based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. Examples of such compensation arrangements that may from time to time be provided that will not meet the specific criteria of Section 162(m) include a guaranteed incentive compensation bonus and a grant of restricted stock units that are not based upon performance.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2007 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities Exchange Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Byron O. Pond, Chairman
John J. Holland
John F. Meier
Richard L. Wambold

EXECUTIVE COMPENSATION

The following tables and narratives provide, for the fiscal year ended December 31, 2006, descriptions of the cash compensation paid by us, as well as certain other compensation paid or accrued, for that year to Mr. Pond, Interim Chief Executive Officer and President; Philip G. Weaver, Vice President and Chief Financial Officer; the three most highly compensated executive officers other than Messrs. Pond and Weaver who were serving as executive officers as of December 31, 2006; D. Richard Stephens, who would have been one of the three other most highly compensated executive officers but for the fact that he was no longer an executive officer as of December 31, 2006; and Thomas A. Dattilo, former President and Chief Executive Officer. We refer to these individuals as our named executive officers. Our Chief Executive Officer, Mr. Armes, joined us on January 1, 2007 and therefore is not reflected in the following tables.

2006 SUMMARY COMPENSATION TABLE

The following table shows compensation information for 2006 for our named executive officers.

							Change
							in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
			Stock		Option	Incentive Plan	Compensation		All Other
Name and Principal		Salary	Awards		Awards	Compensation	Earnings		Compensation ($)		Total
Position	Year	($)	($)(1)		($)(2)	($)(3)	($)(4)		(5)		($)
(a)	(b)	(c)	(e)		(f)	(g)	(h)		(i)		(j)

Byron O. Pond,	2006	$354,165	$370,004		$0	$0	$0		$6,443	(8)	$730,612
Interim Chief Executive Officer(6)(7)
Philip G. Weaver,	2006	$400,015	$69,969		$25,070	$27,175	$95,394		$0		$617,623
Chief Financial Officer
Harold C. Miller,	2006	$294,297	$33,625		$14,330	$24,855	$19,352		$0		$386,459
President, International Tire
James E. Kline,	2006	$320,985	$35,389		$14,893	$42,665	$28,085		$0		$442,017
Vice President, General Counsel and Secretary
James H. Geers,	2006	$259,896	$40,910		$7,428	$34,508	$51,194		$0		$393,936
Vice President Global Human Resources
D. Richard Stephens,	2006	$412,000	$137,268		$34,107	$47,185	$273,588		$0		$904,148
Former President, North American Tire(9)
Thomas A. Dattilo,	2006	$523,077	$0	(10)	$0	$215,076	$0	(10)	$7,208,182	(10)	$7,946,335
Former President and Chief Executive Officer(9)

(1)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the amounts of compensation cost recognized in 2006 for financial reporting purposes related to awards in 2006 and in prior fiscal years, excluding the effect of certain forfeiture assumptions. See Note 17 to our unaudited condensed consolidated financial statements for the twelve months ended December 31, 2006 for details as to the assumptions used to determine the fair value of the stock awards.

(2)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the amounts of compensation cost recognized in 2006 for financial reporting purposes related to awards in 2006 and in prior fiscal years, excluding the effect of certain forfeiture assumptions. See Note 17 to our unaudited condensed consolidated financial statements for the twelve months ended December 31, 2006 for details as to the assumptions used to determine the fair value of the option awards.

(3)	The amounts shown in this column represent payouts in cash for the 2004-2006 performance period under our long-term incentive program in the following amounts: Mr. Pond — $0; Mr. Weaver — $27,175; Mr. Miller — $13,598; Mr. Kline — $20,999; Mr. Geers — $11,117; Mr. Stephens — $0; and Mr. Dattilo — $172,930. As discussed under

“Compensation Discussion and Analysis” above, these amounts were based solely on the achievement of our 2004 operating cash flow targets. No payout was earned based on 2005 and 2006 return on invested capital results. See “Compensation Discussion and Analysis” for more information about our long-term incentive program. The amounts shown in this column also represent payouts in cash for 2006 performance under our annual incentive program in the following amounts: Mr. Pond — $0; Mr. Weaver — $0; Mr. Miller — $11,257; Mr. Kline — $21,666; Mr. Geers — $23,391; Mr. Stephens — $47,185; and Mr. Dattilo — $42,146. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial goals and the executives’ achievement of certain individual goals. See “Compensation Discussion and Analysis” for more information about our annual incentive program.

(4)	These amounts represent aggregate changes in the actuarial present value of the named executive officers’ accumulated benefit under our pension plans (including our supplemental plans).

(5)	Unless otherwise indicated, the total amount attributable for each named executive officer for all perquisites and other personal benefits that we provide him does not exceed $10,000.

(6)	Mr. Pond served as our interim Chief Executive Officer from August 2, 2006 through December 31, 2006. Any compensation that Mr. Pond received from us during this period (other than in his role as our Director) was as a result of his employment with us as an independent contractor.

(7)	Mr. Pond also served as our Director for 2006, and his compensation as our interim Chief Executive Officer is reflected in the “2006 Summary Compensation Table” above. For 2006, Mr. Pond received the following Director compensation (based on the categories provided by the “2006 Director Compensation Table” below): (A) $70,667 as fees earned or paid in cash; (B) $29,746, as stock awards; and (C) $6,448, as option awards. See the “2006 Director Compensation Table” below for more information.

(8)	Represents dividend equivalents paid relating to restricted stock units.

(9)	Mr. Stephens retired effective December 31, 2006. Mr. Dattilo resigned effective August 2, 2006. We treated Mr. Dattilo’s resignation as a termination without cause under his employment agreement (as amended through July 18, 2003). The amount included for Mr. Dattilo under column (i), “All Other Compensation,” includes severance and benefits that we paid Mr. Dattilo pursuant to his employment agreement. See “Compensation Discussion and Analysis” above and “Potential Payments Upon Termination or Change of Control Tables” below for more information about severance and benefits paid and payable to Mr. Dattilo and Mr. Stephens.

(10)	This amount includes: (A) regarding perquisites and other personal benefits, $26,893 in vacation pay for 2006, a corporate automobile, professional services allowance (including payment for a physical examination and financial and tax planning) and a flex allowance; (B) $4,540,789 in severance payment; (C) $614,192 in non-qualified supplemental executive retirement plan pension payment; (D) $70,748 in non-qualified supplemental executive retirement plan thrift payment; (E) $388,785 in severance pension enhancement payment; (F) $916,775 in severance restricted stock payout (which includes $157,892 representing a 2006 restricted stock unit award made to Mr. Dattilo that was paid in cash in connection with his departure); and (G) $650,000 in severance lump-sum payment.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows all plan-based awards granted to our named executive officers during 2006. The stock option awards and the unvested portion of the stock awards identified in this table are also reported in the “Outstanding Equity Awards at 2006 Fiscal Year-End Table” below. All awards are granted under our 2001 Incentive Compensation Plan, except the grants to Mr. Pond, which were made under our 2006 Incentive Compensation Plan.

								All Other		All Other		Grant
								Stock		Option		Date
								Awards:		Awards:	Exercise	Fair
								Number of		Number of	or Base	Value of
		Estimated Future Payouts Under Non-Equity						Shares		Securities	Price of	Stock and
		Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			of Stock		Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options	Awards	Awards
Name	Date	($)(1)	($)(2)	($)(3)	(#)(1)	(#)(2)	(#)(3)	(#)(4)		(#)	($/Sh)	($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)

Byron O. Pond	08/02/06	—	—	—	—	—	—	18,500	(5)	—	—	$185,000
	11/01/06	—	—	—	—	—	—	16,667	(5)	—	—	$185,004
Philip G. Weaver	02/14/06	—	—	—	—	—	—	4,678		—	—	$67,363
	02/14/06	—	—	—	—	—	—	—		24,425	$14.40	$117,240
	—	$43,449	$217,243	$868,972	—	—	—	—		—	—	—
	02/14/06	—	—	—	468	2,339	9,356	—		—	—	$6,739
Harold C. Miller	02/14/06	—	—	—	—	—	—	2,686		—	—	$38,678
	02/14/06	—	—	—	—	—	—	—		14,023	$14.40	$67,310
	—	$24,945	$124,727	$498,906	—	—	—	—		—	—	—
	02/14/06	—	—	—	269	1,343	5,372	—		—	—	$3,874
James E. Kline	02/14/06	—	—	—	—	—	—	2,787		—	—	$40,133
	02/14/06	—	—	—	—	—	—	—		14,555	$14.40	$69,864
	—	$25,892	$129,460	$517,840	—	—	—	—		—	—	—
	02/14/06	—	—	—	279	1,394	5,574	—		—	—	$4,018
James H. Geers	02/14/06	—	—	—	—	—	—	1,755		—	—	$25,272
	02/14/06	—	—	—	—	—	—	—		9,167	$14.40	$44,002
	—	$16,306	$81,531	$326,124	—	—	—	—		—	—	—
	02/14/06	—	—	—	176	878	3,510	—		—	—	$2,534
D. Richard Stephens	02/14/06	—	—	—	—	—	—	6,354		—	—	$91,498
	02/14/06	—	—	—	—	—	—	—		33,179	$14.40	$159,259
	—	$59,022	$295,111	$1,180,442	—	—	—	—		—	—	—
	02/14/06	—	—	—	635	3,177	12,708	—		—	—	$9,144
Thomas A. Dattilo(7)	02/14/06	—	—	—	—	—	—	15,742		—	—	$226,685
	02/14/06	—	—	—	—	—	—	—		82,199	$14.40	$394,555
	—	$146,222	$731,112	$2,924,448	—	—	—	—		—	—	—
	02/14/06	—	—	—	1,574	7,871	31,484	—		—	—	$22,666

(1)	Under our long-term incentive program, for the 2006-2008 performance period, if performance is below 89.4% of target, then our executives will not receive any payout. At threshold performance, which is equal to 89.4% of target, the amount payable is 10% of the executives’ targeted payout amounts.

(2)	The amounts shown in columns (d) and (g) represent potential payouts for the 2006-2008 performance period if performance equals 100% of target (the payout is 50% of the executives’ targeted payout amounts). If performance equals 119.7% of target, then our executives will receive 100% of their targeted payout amounts.

(3)	The amounts shown in columns (e) and (h) represent the maximum potential payouts for the 2006-2008 performance period, based on performance equaling or exceeding 130.3% of target. The payout amounts are capped at 200% of the executives’ targeted payout amounts.

(4)	Except with respect to Mr. Pond, all grants of restricted stock units shown in column (i) represent grants of restricted stock units under our long-term incentive compensation program, as further discussed above under “Compensation Discussion and Analysis.”

(5)	The award of 18,500 shares of our common stock to Mr. Pond, as reflected in columns (i) and (l) of the “2006 Grants of Plan-Based Awards Table” above, represents a stock grant valued at $185,000 made by us pursuant to our compensation arrangement with Mr. Pond in connection with Mr. Pond’s appointment on August 2, 2006 to serve as our interim Chief Executive Officer. The award of 16,667 shares of our common stock to Mr. Pond on November 1, 2006, also as reflected in columns (i) and (l) of the “2006 Grants of Plan-Based Awards Table” above, represents an additional stock grant made by us pursuant to such compensation arrangement. For more information about our compensation arrangement with Mr. Pond, see “Compensation Discussion and Analysis — Employment Agreements and Arrangements” above.

(6)	The amounts in column (l) represent the fair value as of the grant date of stock awards and option awards determined pursuant to FAS 123R.

(7)	Mr. Dattilo’s restricted stock awards were paid as part of his termination payments discussed above, and all other 2006 grants were either cancelled or are of no value in connection with his departure.

Non-preferential dividend equivalents accrue on these restricted stock units at the same quarterly rate as that paid to our stockholders, which for 2006 was $0.105 per share. For all named executive officers other than Mr. Pond, the non-equity incentive awards reflected in columns (c) through (e) and (l), and the equity plan incentive awards reflected in columns (f) through (h) and (l), of the above table were granted by our Compensation Committee on February 14, 2006 as part of our long-term incentive compensation program. For more information about these awards, see “Compensation Discussion and Analysis” above.

Additionally, for all named executive officers other than Mr. Pond, the stock option awards reflected in columns (j) through (l) of the above table were also granted by our Compensation Committee on February 14, 2006. These options vest in 25% increments beginning on the first anniversary of the grant date, and expire on February 14, 2016. The options are subject to earlier expiration if the named executive officer ceases to be our employee, with specified periods for exercise after termination provided in the event of termination without cause, retirement, or death.

Except with respect to Mr. Pond, the awards reflected in columns (i) and (l) of the “2006 Grants of Plan-Based Awards Table” above represent restricted stock units granted by our Compensation Committee on February 14, 2006. These restricted stock units are subject to a three-year vesting period. Non-preferential dividends also accrue on these stock awards.

Certain of our named executive officers are or were parties to employment agreements with us. For more information about these agreements, see “Compensation Discussion and Analysis — Employment Agreements and Arrangements” above. For more information about the compensation arrangements in which our named executive officers participate and the proportion of our named executive officers’ total compensation represented by base salary and bonus, see “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END TABLE

The following table shows all outstanding equity awards held by our named executive officers at the end of 2006. The following awards identified in the table below are also reported in the “2006 Grants of Plan-Based Awards Table” above: (1) stock option awards with an expiration date of February 14, 2016; and (2) the awards in column (i).

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market or
			Incentive					Plan	Payout
			Plan					Awards:	Value of
	Number		Awards:					Number of	Unearned
	of	Number of	Number				Market	Unearned	Shares,
	Securities	Securities	of			Number of	Value of	Shares,	Units or
	Underlying	Underlying	Securities			Shares or	Shares or	Units or	Other
	Unexercised	Unexercised	Underlying			Units of	Units of	Other	Rights
	Options	Options	Unexercised	Option		Stock That	Stock That	Rights That	That
	(#)	(#)	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(1)	(2)	(#)	($)	Date	(#)	($)(3)	(#)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Byron O. Pond	355	—	—	$22.81	May 3, 2009	—	—	—	—
	1,000	—	—	$13.25	May 1, 2010	—	—	—	—
	879	—	—	$12.15	May 1, 2011	—	—	—	—
	2,000	—	—	$24.95	May 7, 2012	—	—	—	—
	2,000	—	—	$14.01	May 6, 2013	—	—	—	—
	2,000	—	—	$21.30	May 4, 2014	—	—	—	—
	1,117	—	—	$17.92	May 2, 2015	—	—	—	—
	—	1,596	—	$12.53	May 1, 2016	—	—	—	—

	9,351	1,596
Philip G. Weaver	2,600	—	—	$24.50	July 22, 2007	—	—	—	—
	2,900	—	—	$20.56	July 21, 2008	—	—	—	—
	9,000	—	—	$22.94	July 20, 2009	—	—	—	—
	50,000	—	—	$12.59	Feb. 8, 2010	—	—	—	—
	50,000	—	—	$13.47	Feb. 8, 2011	—	—	—	—
	50,000	—	—	$14.96	Feb. 6, 2012	—	—	—	—
	50,000	—	—	$14.62	Feb. 5, 2013	—	—	—	—
	50,000	—	—	$19.76	Feb. 4, 2014	—	—	—	—
	24,425	—	—	$21.61	Feb. 15, 2015	—	—	—	—
	—	24,425	—	$14.40	Feb. 14, 2016
	—	—	—	—	—	9,356	$133,791	9,356	$133,791

	288,925	24,425				9,356	$133,791	9,356	$133,791
Harold C. Miller	10,000	—	—	$18.20	July 17, 2012	—	—	—	—
	10,000	—	—	$14.62	Feb. 5, 2013	—	—	—	—
	10,000	—	—	$19.76	Feb. 4, 2014	—	—	—	—
	14,023	—	—	$21.61	Feb. 15, 2015	—	—	—	—
	—	14,023	—	$14.40	Feb. 14, 2016	—	—	—	—
	—	—	—	—	—	6,372	$91,120	6,372	$91,120

	44,023	14,023				6,372	$91,120	6,372	$91,120
James E. Kline	30,000	—	—	$14.62	Feb. 5, 2013	—	—	—	—
	30,000	—	—	$19.76	Feb. 4, 2014	—	—	—	—
	14,555	—	—	$21.61	Feb. 15, 2015	—	—	—	—
	—	14,555	—	$14.40	Feb. 14, 2016	—	—	—	—
	—	—	—	—	—	6,574	$94,008	6,574	$94,008

	74,555	14,555	—	—	—	6,574	$94,008	6,574	$94,008

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market or
			Incentive					Plan	Payout
			Plan					Awards:	Value of
	Number		Awards:					Number of	Unearned
	of	Number of	Number				Market	Unearned	Shares,
	Securities	Securities	of			Number of	Value of	Shares,	Units or
	Underlying	Underlying	Securities			Shares or	Shares or	Units or	Other
	Unexercised	Unexercised	Underlying			Units of	Units of	Other	Rights
	Options	Options	Unexercised	Option		Stock That	Stock That	Rights That	That
	(#)	(#)	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(1)	(2)	(#)	($)	Date	(#)	($)(3)	(#)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James H. Geers	1,600	—	—	$24.50	July 22, 2007	—	—	—	—
	2,600	—	—	$20.56	July 21, 2008	—	—	—	—
	3,500	—	—	$22.94	July 20, 2009	—	—	—	—
	12,000	—	—	$12.59	Feb. 8, 2010	—	—	—	—
	10,000	—	—	$13.47	Feb. 8, 2011	—	—	—	—
	15,000	—	—	$14.96	Feb. 6, 2012	—	—	—	—
	15,000	—	—	$14.62	Feb. 5, 2013	—	—	—	—
	15,000	—	—	$19.76	Feb. 4, 2014	—	—	—	—
	9,167	—	—	$21.61	Feb. 15, 2015	—	—	—	—
	—	9,167	—	$14.40	Feb. 14, 2016	—	—	—	—
	—	—	—	—	—	4,510	$64,493	4,510	$64,493

	83,867	9,167	—	—	—	4,510	$64,493	4,510	$64,493
D. Richard Stephens	2,600	—	—	$24.50	July 22, 2007	—	—	—	—
	2,900	—	—	$20.56	July 21, 2008	—	—	—	—
	3,500	—	—	$22.94	July 20, 2009	—	—	—	—
	37,500	—	—	$14.62	Feb. 5, 2013	—	—	—	—
	50,000	—	—	$19.76	Feb. 4, 2014	—	—	—	—
	33,179	—	—	$21.61	Feb. 15, 2015	—	—	—	—
	—	—	—	—	—	—	—	12,708	$181,724

	129,679	33,179	—	—	—	—	—	12,708	$181,724
Thomas A. Dattilo	—	—	—	—	—	—	—	—	—

(1)	On November 16, 2005, our Compensation Committee approved an acceleration of vesting of employee stock options and approximately 1,768,000 options with varying remaining vesting schedules became immediately exercisable. As a result of the acceleration, all of our stock options outstanding at December 31, 2005 were then exercisable.

(2)	These options were granted on February 14, 2006, and vest 25% on each anniversary of the date of grant over a four-year period and will be fully exercisable on February 14, 2010.

(3)	Value is based on the closing price of our common stock of $14.30 on December 29, 2006, as reported on the New York Stock Exchange.

2006 OPTIONS EXERCISED AND STOCK VESTED TABLE

The following table shows our named executive officers’ stock awards that vested, plus the value realized by each named executive officer as the result of such vesting, during 2006. None of our named executive officers exercised any stock options during 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)

Byron O. Pond	—	—	35,622	$376,477
Philip G. Weaver	—	—	—	—
Harold C. Miller	—	—	—	—
James E. Kline	—	—	1,026	$15,000
James H. Geers	—	—	—	—
D. Richard Stephens	—	—	—	—
Thomas A. Dattilo	—	—	—	—

(1)	These amounts represent the market value of our common stock on the vesting date multiplied by the number of shares that vested.

2006 PENSION BENEFITS TABLE

This table shows the actuarial present value of accumulated benefits payable to, and the number of years of service credited to, each of our named executive officers under our pension plan and our supplemental pension plan.

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Byron O. Pond	—	—	—	—
	Spectrum Retirement Plan	16	$275,020
Philip G. Weaver	Nonqualified Supplementary Benefit Plan	16	$619,655	—
	Spectrum Retirement Plan	4	$49,264
Harold C. Miller	Nonqualified Supplementary Benefit Plan	4	$24,497	—
	Spectrum Retirement Plan	3	$45,363
James E. Kline	Nonqualified Supplementary Benefit Plan	3	$33,706	—
	Spectrum Retirement Plan	38	$1,407,040
James H. Geers	Nonqualified Supplementary Benefit Plan	38	$612,953	—
	Spectrum Retirement Plan	28	$915,508
D. Richard Stephens	Nonqualified Supplementary Benefit Plan	28	$1,029,473	—
Thomas A. Dattilo(1)	—	—	—	—

(1)	Mr. Dattilo resigned effective August 2, 2006. We treated Mr. Dattilo’s resignation as a termination without cause under his employment agreement (as amended through July 18, 2003). See “Compensation Discussion and Analysis” above and “Potential Payments Upon Termination or Change of Control Tables” below for more information about severance and benefits paid and payable to Mr. Dattilo.

For purposes of the amounts reflected above under column (d), we have used the same assumptions that we use for financial reporting purposes under generally accepted accounting principles, except that we have assumed that the retirement age for our named executive officers is each of their current ages. See Notes 1 and 12 to our unaudited condensed consolidated financial statements for the twelve months ended December 31,

2006 for details as to our valuation method and the material assumptions applied in quantifying the present value of the current accrued benefit. See also our discussion of pension and postretirement benefits under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies.”

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

This table shows certain information for 2006 for each of our named executive officers under our nonqualified deferred compensation plans and programs.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Byron O. Pond	—	—	—	—	—
Philip G. Weaver	—	—	—	—	—
Harold C. Miller(1)	$28,325	—	$(67)	—	$113,281
James E. Kline	—	—	—	—	—
James H. Geers	—	—	—	—	—
D. Richard Stephens	—	—	—	—	—
Thomas A. Dattilo	—	—	—	—	—

(1)	None of the amounts reported for Mr. Miller are reported in the “2006 Summary Compensation Table” above.

For more information about our nonqualified deferred compensation program, see “Compensation Discussion and Analysis” above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We are generally obligated to provide our named executive officers with certain payments or other forms of compensation when their employment with us is terminated. The forms of such termination can involve voluntary termination, retirement, involuntary termination without cause, for cause termination, termination following a change of control and the disability or death of the executive. The disclosure below describes the circumstances under which we may be obligated to provide our named executive officers with post-termination payments or compensation. Additionally, the tables below reflect the estimated amounts of payments or compensation each of our named executive officers may receive under particular circumstances in the event of termination of such named executive officer’s employment.

During 2006, we were a party to employment agreements with Messrs. Stephens and Dattilo, who have ceased to be employed by us. The disclosure below for each of Messrs. Stephens and Dattilo reflects the actual circumstances surrounding their termination of employment with us. Additionally, we are a party to employment agreements with Messrs. Armes and Weaver. The table below for Mr. Weaver reflects the specific terms of his employment agreement.

Payments Made Upon Retirement

Under the terms of Mr. Weaver’s employment agreement, if Mr. Weaver retires during the term of his employment agreement, he will be entitled to a single lump sum cash payment within 30 days following his termination date equal to his then-current base salary, to the extent unpaid, through his termination date, plus the pro-rata portion of benefits payable to him under both our annual incentive compensation program and our long-term incentive compensation program. The pro-rata portion of the annual incentive will be calculated using the actual performance of the applicable metrics as of the end of the year compared to established targets. Additionally, all outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms.

Upon retirement, our named executive officers who are eligible to retire receive the following payments:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination;

•	Accelerated vesting of restricted stock units;

•	Accrued retirement benefits; and

•	All outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms.

Mr. Geers is the only named executive officer eligible to retire as of December 29, 2006.

Mr. Stephens retired from Cooper Tire effective December 31, 2006. The tabular disclosure for Mr. Stephens reflects accelerated vesting of his outstanding restricted stock units and stock options and payment of his accrued retirement benefits related to his retirement on December 31, 2006. As of December 29, 2006 (the last business day of 2006), at a stock price of $14.30, none of Mr. Stephens’ stock options were in-the-money.

Payments Made Upon Termination Without Cause or for Good Reason

Mr. Dattilo resigned from Cooper Tire on August 2, 2006. For severance purposes, we considered his resignation as a termination without cause under his employment agreement (as amended through July 18, 2003). As such, Mr. Dattilo’s severance payment consisted of the following:

•	An amount equal to the product of (1) the average annual compensation earned (including base salary and any annual and long-term incentive compensation earned or paid out) during the five calendar years prior to the year of termination multiplied by (2) the number of years remaining (i.e., three years and five months) in the term of Mr. Dattilo’s employment agreement;

•	Pro-rata long-term incentive compensation accrued through the date of termination;

•	Accelerated vesting of outstanding stock options and restricted stock units. Within 30 days of termination, the value of the restricted stock units were “cashed-out,” which means that we paid to Mr. Dattilo the intrinsic value of the awards (based on a stock price of $10.30, which was the average of high and low of the stock price on August 2, 2006). As of his termination date, none of Mr. Dattilo’s stock options were in-the-money;

•	Retirement benefits accrued as of the date of termination and incremental benefits (additional credit for three years and five months);

•	The present value of company-provided lifetime life, accident and health insurance benefits for Mr. Dattilo and his family, subject to mitigation; and

•	Due to our desire to retain Mr. Dattilo in his historical position with us, Mr. Dattilo’s employment agreement provided that, upon termination of his employment with us after December 31, 2003 for any reason other than for cause, he would be entitled to a special payment the amount of which depended on the year in which his employment terminated.

Mr. Weaver’s current employment agreement provides for us to make payments to Mr. Weaver upon a termination without cause or for good reason (as defined in the employment agreement) that are similar to those provided for under Mr. Dattilo’s agreement. Mr. Weaver’s agreement provides for the following:

•	An amount equal to the product of (1) the average annual compensation earned (including base salary and any annual and long-term incentive compensation earned or paid out) during the five calendar years prior to the year of termination multiplied by (2) the number of years remaining in the term of Mr. Weaver’s employment agreement. As of December 31, 2006, the term of the employment agreement was two years;

•	Pro-rata long-term incentive compensation (performance shares and performance units) accrued through the date of termination;

•	Accelerated vesting of outstanding stock options (value shown is the in-the-money value) and restricted stock units. Within 30 days of termination, these awards would be “cashed-out,” which means we would pay Mr. Weaver an amount equal to the intrinsic value of the awards;

•	Retirement benefits accrued as of the date of termination and incremental benefits (additional credit for two years);

•	The present value of company-provided lifetime life, accident and health insurance benefits for Mr. Weaver and his family, subject to mitigation;

•	Outplacement costs; and

•	In order to receive the benefits outlined above, Mr. Weaver must execute and deliver to us a standard form of release of any and all claims arising out of or relating to his employment or service with us and his termination.

Payments to our other named executive officers include the following:

•	Pro rata incentive (annual and long-term) compensation accrued through the date of termination. The annual incentive shown below reflects the actual amount earned in 2006; and

•	Accrued retirement benefits (no additional retirement benefit credits are provided).

Payments Made Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, the named executive officers are entitled to the following payments:

•	Pro rata incentive (annual and long-term) compensation accrued through the date of termination; and

•	Accrued retirement benefits (no additional retirement benefit credits are provided).

Payments Made Upon Termination Subsequent to a Change of Control

Based on his current employment agreement, Mr. Weaver is entitled to the following payments following a termination subsequent to a change of control:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination;

•	The greater of (1) the product of (A) the average annual compensation earned (including base salary and any annual and long-term incentive compensation earned or paid out) during the five calendar years prior to the year of termination multiplied by (B) the number of years remaining (i.e., two years) in the term of Mr. Weaver’s employment agreement or (2) three times the sum of (A) current base salary plus (B) target annual incentive compensation for the year prior to the change of control. The amount shown is reflective of (2) in this bullet point;

•	Accelerated vesting of outstanding stock options and restricted stock units. Within 30 days of termination, these awards would be “cashed-out,” which means that we would pay Mr. Weaver an amount equal to the intrinsic value of the awards;

•	Retirement benefits accrued as of the date of termination and incremental benefits (additional credit for two years);

•	Company-provided life, accident and health insurance for 24 months, subject to mitigation for Mr. Weaver and his family;

•	Lifetime retiree medical coverage for Mr. Weaver and his family;

•	Outplacement services for 12 months in an amount up to 15% of Mr. Weaver’s base salary;

•	An excise tax gross-up payment, if the total severance payments due to the change of control would be subject to the excise tax imposed by Internal Revenue Code Section 4999; and

•	In order to receive the benefits outlined above, Mr. Weaver must execute and deliver to us a standard form of release of any and all claims arising out of or relating to his employment or service with us and his termination.

The other named executive officers are entitled to receive a payment for the following upon a termination subsequent to a change of control:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination;

•	Two times the sum of the executive’s base salary plus target annual incentive compensation for the year prior to the change of control;

•	Accelerated vesting of outstanding stock options and restricted stock units. Within 30 days of termination, these awards would be “cashed-out,” which means that we would pay the executive an amount equal to the intrinsic value of the awards;

•	Retirement benefits accrued as of the date of termination and incremental benefits (additional credit for two years);

•	Company-provided life, accident and health insurance for 24 months, subject to mitigation;

•	Outplacement services for 12 months, in an amount up to 15% of the executive’s base salary;

•	An excise tax gross-up payment, if the total severance payments due to a change of control would be subject to the excise tax imposed by Internal Revenue Code Section 4999; and

•	In order to receive the benefits outlined above, each named executive officer must execute and deliver to us a standard form of release of any and all claims arising out of or relating to his employment or service with us and his termination.

Payments Made Upon Death or Disability

Upon death or disability, the named executive officers generally receive the identical payments as those described for retirement:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination;

•	Accelerated vesting of restricted stock units;

•	Accrued retirement benefits; and

•	All outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a named executive officer was terminated as of December 29, 2006, and that the price per share of our common stock equals $14.30, which was the closing price of our common stock on December 29, 2006, as reported on the New York Stock Exchange. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual separation from Cooper Tire.

Byron O. Pond

Byron O. Pond, our former interim Chief Executive Officer, was not entitled to receive any payments from us upon termination under any circumstances as of December 29, 2006.

Philip G. Weaver

The following table shows the potential payments upon termination under various circumstances for Philip G. Weaver, our Chief Financial Officer.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/29/06	12/29/06	on 12/29/06	12/29/06	on 12/29/06	on 12/29/06

Compensation:
Base salary(1)	$0	$0	$0	$0	$0	$0
Annual incentive compensation(2)	$0	$0	$0	$0	$0	$0
Long-term incentive compensation(3)	$0	$27,175	$27,175	$27,175	$27,175	$27,175
Base salary and average annual incentive compensation multiple(4)	$0	$1,800,068	$0	$1,800,068	$98,634	$0
Restricted stock units(5)	$0	$234,535	$94,223	$234,535	$234,535	$234,535
Stock options(6)	$0	$126,810	$126,810	$126,810	$126,810	$126,810
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$0	$803,449	$703,449	$803,449	$703,449	$703,449
Life, accident and health insurance(8)	$0	$42,900	$0	$42,900	$0	$0
Retiree medical and life insurance(9)	$0	$25,061	$0	$25,061	$25,061	$25,061
Excise Tax and Gross Up(10)	$0	$0	$0	$971,094	$0	$0
Outplacement Services(11)	$0	$60,002	$0	$60,002	$0	$0

Harold C. Miller

The following table shows the potential payments upon termination under various circumstances for Harold C. Miller, President of our International Tire division.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent		Termination
		for Good	or Without	to a Change	Termination	by Disability
Benefits and Payments Upon	Retirement	Reason on	Good Reason	of Control	by Death	on
Termination	on 12/29/06	12/29/06	on 12/29/06	on 12/29/06	on 12/29/06	12/29/06

Compensation:
Base salary(1)	$0	$0	$0	$0	$0	$0
Annual incentive compensation(2)	$0	$11,257	$11,257	$11,257	$11,257	$11,257
Long-term incentive compensation(3)	$0	$13,598	$13,598	$13,598	$13,598	$13,598
Base salary and average annual incentive compensation multiple(4)	$0	$0	$0	$853,461	$0	$0
Restricted stock units(5)	$0	$0	$0	$96,740	$96,740	$96,740
Stock options(6)	$0	$0	$0	$0	$0	$0
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$0	$117,622	$117,622	$142,119	$117,622	$117,622
Life, accident and health insurance(8)	$0	$0	$0	$28,517	$0	$0
Retiree medical and life insurance(9)	$0	$0	$0	$0	$0	$0
Excise Tax and Gross Up(10)	$0	$0	$0	$405,073	$0	$0
Outplacement Services(11)	$0	$0	$0	$44,145	$0	$0

James E. Kline

The following table shows the potential payments upon termination under various circumstances for James E. Kline, our Vice President, General Counsel and Secretary.

		Termination	Termination
		Without	for Cause	Termination
		Cause or	or Without	Subsequent
		for Good	Good	to a Change	Termination	Termination
Benefits and Payments Upon	Retirement	Reason on	Reason on	of Control	by Death	by Disability
Termination	on 12/29/06	12/29/06	12/29/06	on 12/29/06	on 12/29/06	on 12/29/06

Compensation:
Base salary(1)	$0	$0	$0	$0	$0	$0
Annual incentive compensation(2)	$0	$21,666	$21,666	$21,666	$21,666	$21,666
Long-term incentive compensation(3)	$0	$20,999	$20,999	$20,999	$20,999	$20,999
Base salary and average annual incentive compensation multiple(4)	$0	$0	$0	$930,857	$0	$0
Restricted stock units(5)	$0	$0	$0	$99,385	$99,385	$99,385
Stock options(6)	$0	$0	$0	$0	$0	$0
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$0	$4,933	$4,933	$38,639	$4,933	$4,933
Life, accident and health insurance(8)	$0	$0	$0	$28,732	$0	$0
Retiree medical and life insurance(9)	$0	$0	$0	$0	$0	$0
Excise Tax and Gross Up(10)	$0	$0	$0	$401,783	$0	$0
Outplacement Services(11)	$0	$0	$0	$48,148	$0	$0

James H. Geers

The following table shows the potential payments upon termination under various circumstances for James H. Geers, our Vice President of Global Human Resources.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent
		for Good	or Without	to a Change	Termination	Termination
Benefits and Payments Upon	Retirement	Reason on	Good Reason	of Control	by Death on	by Disability
Termination	on 12/29/06	12/29/06	on 12/29/06	on 12/29/06	12/29/06	on 12/29/06

Compensation:
Base salary(1)	$0	$0	$0	$0	$0	$0
Annual incentive compensation(2)	$23,391	$23,391	$23,391	$23,391	$23,391	$23,391
Long-term incentive compensation(3)	$11,117	$11,117	$11,117	$11,117	$11,117	$11,117
Base salary and average annual incentive compensation multiple(4)	$0	$0	$0	$753,698	$0	$0
Restricted stock units(5)	$84,027	$15,201	$15,201	$84,027	$84,027	$84,027
Stock options(6)	$28,774	$28,774	$28,774	$28,774	$28,774	$28,774
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan(7)	$2,032,920	$12,927	$12,927	$700,880	$12,927	$12,927
Life, accident and health insurance(8)	$0	$0	$0	$28,240	$0	$0
Retiree medical and life insurance(9)	$32,200	$0	$0	$32,200	$0	$0
Excise Tax and Gross Up(10)	$0	$0	$0	$435,952	$0	$0
Outplacement Services(11)	$0	$0	$0	$38,984	$0	$0

(1)	As of December 29, 2006, the amount of base salary payable to the named executive officers for services rendered during 2006 has been paid.

(2)	Amounts shown are actual amounts payable in March 2007 based on achieved performance of metrics established for 2006.

(3)	Amounts shown are actual amounts payable in March 2007 based on achieved performance for the 2004-2006 performance cash grant. As of the end of 2006, no pro-rated awards would be payable for the 2005-2007 or 2006-2008 long-term incentive program performance cash and performance unit elements.

(4)	Termination for change in control: Annualized base salary as of the end of 2006, plus target annual incentive award payable times 3 for Mr. Weaver, times 2 for all others. In accordance with Mr. Weaver’s employment agreement, he would receive this same amount if terminated without cause or for good reason; 90 days of base salary is payable to Mr. Weaver for reason of death.

(5)	Total dollar value of vested and non-vested restricted stock units for normal retirement (Mr. Geers only), disability, death and change of control. Total dollar value of only vested restricted stock for termination not for cause or for good reason and for cause. When restricted stock units are vested, the grantee shall receive shares of common stock equal to the number of restricted stock units granted. Our common stock is to be delivered on the date specified by the grantee in their restricted stock award agreement.

(6)	Total in-the-money/intrinsic dollar value of vested and non-vested stock options for disability, death and change of control. Total in-the-money/intrinsic dollar value of only vested stock options for normal retirement (Mr. Geers only), termination not for cause or for good reason and for cause.

(7)	Present value of qualified pension plan, non-qualified pension account balance, and non-qualified investment savings plan account balance for Mr. Geers’ retirement. Termination without cause or for good reason, termination for cause or without good reason, and termination by death or disability includes non-qualified investment savings plan account balance. Termination subsequent to a change of control includes non-qualified pension account balance, non-qualified investment savings plan account balance for Messrs. Miller and Kline, plus the present value of two years of additional benefit for Messrs. Geers and Weaver. In accordance with Mr. Weaver’s employment agreement, he would also receive two years of additional benefits if terminated without cause or for good reason. Mr. Miller’s deferred compensation balance is included.

(8)	Termination for change in control: Present value of 24 months coverage of company provided life, accident, and health benefits. In accordance with Mr. Weaver’s employment agreement, he would receive this same amount if terminated without cause or for good reason.

(9)	Present value of company paid medical and life insurance to age 85.

(10)	Reflects the estimated gross up payment for excise taxes imposed by Internal Revenue Code Section 4999, assuming a change of control and subsequent termination of an executive’s employment as of December 29, 2006. The gross up payment would cover federal excise taxes and additional income taxes resulting from the payment of the gross-up.

(11)	The amount shown reflects the total amount payable for outplacement assistance, which is equal to 15% of current base salary.

Payments Made Upon Termination of Mr. Stephens’ Employment

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent
		for Good	or Without	to a Change	Termination	Termination by
Benefits and Payments	Retirement on	Reason	Good Reason	of Control	by Death on	Disability on
Upon Termination	12/31/06	on 12/29/06	on 12/29/06	on 12/29/06	12/29/06	12/29/06

Compensation:
Base salary	$0	—	—	—	—	—
Annual incentive compensation	$47,185	—	—	—	—	—
Long-term incentive compensation	$0	—	—	—	—	—
Base salary and average annual incentive compensation multiple	$0	—	—	—	—	—
Restricted stock units	$190,747	—	—	—	—	—
Stock options	$0	—	—	—	—	—
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan	$2,007,519	—	—	—	—	—
Life, accident and health insurance	$0	—	—	—	—	—
Retiree medical and life insurance	$24,325	—	—	—	—	—
Excise Tax and Gross Up	$0	—	—	—	—	—
Outplacement Services	$0	—	—	—	—	—

Payments Made Upon Termination of Mr. Dattilo’s Employment

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent
		for Good	or Without	to a Change	Termination	Termination by
Benefits and Payments	Retirement on	Reason	Good Reason	of Control	by Death on	Disability on
Upon Termination	12/29/06	on 08/02/06	on 12/29/06	on 12/29/06	12/29/06	12/29/06

Compensation:
Base salary	—	$0	—	—	—	—
Annual incentive compensation	—	$42,146	—	—	—	—
Long-term incentive compensation	—	$172,930	—	—	—	—
Base salary and average annual incentive compensation multiple	—	$4,540,789	—	—	—	—
Restricted stock units	—	$916,775	—	—	—	—
Stock options	—	$0	—	—	—	—
Benefits and Perquisites:
Pension Plan and Nonqualified Supplementary Benefit Plan	—	$1,073,725	—	—	—	—
Life, accident and health insurance	—	$0	—	—	—	—
Retiree medical and life insurance	—	$15,378	—	—	—	—
Excise Tax and Gross Up	—	$0	—	—	—	—
Special other payment	—	650,000	—	—	—	—

2006 DIRECTOR COMPENSATION TABLE

	Fees Earned or
	Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(h)

Arthur H. Aronson	$93,000	$29,746	$6,448	$129,194
Laurie J. Breininger	$84,000	$29,746	$6,448	$120,194
Steven M. Chapman	$55,375	$29,746	$6,448	$91,569
John J. Holland	$91,000	$29,746	$6,448	$127,194
John F. Meier	$97,250	$29,746	$6,448	$133,444
Byron O. Pond	$70,667	$29,746	$6,448	$106,861
John H. Shuey	$100,000	$29,746	$6,448	$136,194
Richard L. Wambold	$86,333	$29,746	$6,448	$122,527

(1)	The amounts listed under “Fees Earned or Paid in Cash” represent the compensation amounts discussed in the narrative below, except: (A) Mr. Chapman received a pro-rated annual retainer based on his mid-2006 appointment to the Board of Directors; and (B) Mr. Pond and Mr. Wambold received pro-rated fees as Chair of the Compensation Committee based on Mr. Pond’s service as our interim Chief Executive Officer. The non-employee Directors deferred the following amounts of fees reported in column (b) initially into phantom stock units under our Directors’ deferral plan, as described below: Ms. Breininger, $84,000; Mr. Aronson, $11,250; Mr. Chapman, $55,375; Mr. Holland, $91,000; Mr. Meier, $48,625; Mr. Pond, $70,667; Mr. Shuey, $0 and Mr. Wambold, $86,333.

(2)	These amounts are the amounts of compensation cost recognized in 2006 for financial reporting purposes related to stock awards in 2006 and prior years, excluding the effect of certain forfeiture assumptions. See Note 17 to our unaudited condensed consolidated financial statements for the twelve months ended December 31, 2006 for details as to the assumptions used to determine the fair value of the stock awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies.” The non-employee directors had stock awards outstanding as of December 31, 2006 for the following number of shares: Ms. Breininger, 16,766; Mr. Aronson, 27,248; Mr. Chapman, 7,482; Mr. Holland, 21,634; Mr. Meier, 21,981; Mr. Pond, 28,960; Mr. Shuey, 14,906; and Mr. Wambold, 17,846. Each non-employee director received an annual grant of phantom stock units as follows: 2,374 units on May 2, 2006. The entire grant date fair value (including amounts reported for 2006) of the stock awards issued to the non-employee directors in 2006 was as follows: Ms. Breininger, $29,746; Mr. Aronson, $29,746; Mr. Chapman, 29,746; Mr. Holland, $29,746; Mr. Meier, $29,746; Mr. Pond, $29,746; Mr. Shuey, 29,746; and Mr. Wambold, $29,746.

(3)	These amounts are the amounts of compensation cost recognized in 2006 for financial reporting purposes related to option awards in 2006 and prior years, excluding the effect of certain forfeiture assumptions. See Note 17 to our unaudited condensed consolidated financial statements for the twelve months ended December 31, 2006 for details as to the assumptions used to determine the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies.” The non-employee directors had option awards outstanding as of December 31, 2006 for the following number of shares: Ms. Breininger, 4,713; Mr. Aronson, 12,055; Mr. Chapman, 1,596; Mr. Holland, 6,713; Mr. Meier, 11,174; Mr. Pond, 10,947; Mr. Shuey, 11,749; and Mr. Wambold, 4,713. Each non-employee director received a option grant for 1,596 shares of stock, with an exercise price of $12.53, on May 2, 2006. The option vests 50% per year over a period of two years, beginning on May 2, 2007. The entire grant date fair value (including amounts reported for 2006) of the option award issued to the non-employee directors in 2006 was as follows: Ms. Breininger, $6,448; Mr. Aronson, $6,448; Mr. Chapman, $6,448; Mr. Holland, $6,448; Mr. Meier, $6,448; Mr. Pond, $6,448; Mr. Shuey, $6,448; and Mr. Wambold, $6,448.

Our Nominating and Governance Committee makes compensation decisions for our Directors. Except as noted in the footnotes above, our non-employee Directors received the following compensation for 2006:

•	an annual retainer of $45,000;

•	a $1,500 fee for participation in each telephonic meeting of the Board of Directors or a meeting of a committee of the Board of Directors;

•	a $2,000 per diem fee for attendance at each other meeting of the Board of Directors;

•	a $1,500 per diem fee for attendance at each other meeting of the committees of the Board of Directors;

•	the Chair of the Audit Committee received a fee of $7,000 for serving in that capacity; and

•	the Chairs of the Compensation and Nominating and Governance Committees each received a fee of $5,000 for serving in those respective capacities.

These compensation amounts are unchanged from the amounts we paid our non-employee Directors for the second half of 2005, which were based on revisions we made to our compensation policy for non-employee Directors effective as of July 1, 2005. For more information on the 2005 revisions to our compensation policy for non-employee Directors, please see our proxy statement for our 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission.

Our non-employee Directors participate in our 2002 Stock Option Plan for Non-Employee Directors, which we refer to as the Directors’ stock option plan. The purpose of the Directors’ stock option plan is to provide a stock-based component to the non-employee Directors’ compensation package to more closely align their compensation with the interests of our stockholders. Under the Directors’ stock option plan, our non-employee Directors receive an annual grant of options to purchase shares of our common stock in an amount equal to (1) $20,000 divided by (2) the last sale price of our common stock, as reported on the New York Stock Exchange Composite Tape, on the last trading day prior to the grant date for that particular year, which price we refer to as the stock option closing price. For purposes of the respective grants of stock options to our non-employee Directors in 2006, the stock option closing price was $12.53. The exercise price for each option is equal to the fair market value of a share of our common stock on the grant date. Options granted under the Directors’ stock option plan vest 50% per year over a period of two years and remain exercisable until ten years after the grant date. Information regarding unexercised options for each of our non-employee Directors is indicated above.

In 2002, the Board of Directors instituted a minimum stock ownership requirement for all Directors. All Directors are required to own at least 8,000 shares of our common stock, excluding options, and have until the end of their second full term as a Director to meet this requirement. As of the date of this proxy statement, each of our directors other than Mr. Chapman (who have not yet served two full terms as Directors) have met this requirement.

Our non-employee Directors also participate in our Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan, which we refer to as the Directors’ deferral plan. The Directors’ deferral plan permits our non-employee Directors to defer some or all of the fees payable to them for service on the Board of Directors. The amounts that our non-employee Directors defer, and dividend equivalents on those amounts, are converted into phantom stock units and credited to a bookkeeping account established for this purpose, or are invested in various alternative investment funds available from time to time under our 401(k) plan or as chosen by the Compensation Committee. Deferred amounts may be transferred from phantom stock units into the alternative investment funds, but not back into phantom stock units. Our non-employee Directors receive an annual grant of phantom stock units in an amount equal to (1) $30,000 divided by (2) the average of the highest and the lowest quoted selling price of a share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year (or, if there were no sales on the grant date, the next preceding date during which a sale of our common stock occurred), which price we refer to as the phantom stock unit closing price. This annual grant is automatically invested in phantom stock units, but may also be transferred to, but not back from, the alternative investment funds.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

Our Board of Directors is committed to establishing and maintaining a strong governance structure. The Board has adopted Guidelines as to the Role, Organization and Governance of the Board of Directors, which we refer to as our governance guidelines. Our governance guidelines address important governance topics such as Director independence, the conduct of meetings, the structure and composition of the Board, the establishment of committees, Board and Chief Executive Officer evaluations, Director education, and succession planning. In addition, the Board holds an executive session comprised solely of independent Directors at each of its meetings. The position of presiding Director over the executive sessions is rotated at each meeting. The Board’s policy is to conduct an annual review of its governance practices, generally at its May meeting, to make certain that those practices remain effective.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics for our Directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller) and employees. We have and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from our Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the Securities and Exchange Commission, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/Corporate Governance link on our website at http://www.coopertire.com.

Board of Directors

During 2006, our Board of Directors held sixteen Board meetings (two of which were two-day meetings), five meetings of our Audit Committee, seven meetings of our Compensation Committee and seven meetings of our Nominating and Governance Committee. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year.

Determination of Independence of Directors

The New York Stock Exchange’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. In accordance with the NYSE listing standards, the Board has affirmatively determined that each Director other than Mr. Armes has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).

Additionally, each Director, other than Mr. Armes, has been determined to be “independent” under the following NYSE listing standards, which provide that a Director is not independent if:

•	the Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•	the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the Director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) the Director is a current employee of such a firm; (3) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

•	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee

We have a separately designated standing Audit Committee that consists of Directors Shuey (Chairman), Aronson, Breininger, Chapman, and Holland and was established in accordance with Section 3 (a) (58) (A) of the Securities Exchange Act of 1934. All members have been determined to be “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Board has determined that Director Shuey qualifies as our “audit committee financial expert” due to his business experience and educational background described on page 5 of this proxy statement. The Audit Committee:

•	assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the independent auditors and our internal audit function; and

•	prepares the Audit Committee’s report to be included in this proxy statement.

The functions of the Audit Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004. We do not have any related person transactions, but our Audit Committee will review and discuss any proposed related person, insider or affiliated party transactions pursuant to the Audit Committee Charter.

Compensation Committee

We have a standing Compensation Committee, which is comprised of Directors Pond (Chairman), Holland, Meier and Wambold. The Compensation Committee:

•	approves the remuneration arrangements of our Chief Executive Officer and other officers, including the corporate financial goals and objectives relevant to such arrangements;

•	approves and administers our executive compensation plans and arrangements;

•	approves the performance criteria against which performance-based executive compensation payments are measured; and

•	grants cash and stock based awards, stock options, and other benefits as authorized under any executive compensation plans.

Compensation decisions for our senior executive officers are made by our Compensation Committee. Decisions regarding non-equity compensation of our other executive officers are made by our Compensation Committee based on input from our management. Generally, in November of each year, our Compensation Committee provides our management with a guideline to be used for establishing non-equity compensation increases for the following year. Our Chief Executive Officer and Vice President of Global Human Resources review and implement that guideline, and in December present to the Compensation Committee a recommendation regarding non-equity compensation increases for the following year. The Compensation Committee then reviews, discusses and approves the recommendation, or a modified recommendation if applicable. The Compensation Committee has engaged Towers Perrin, an outside global human resources consulting firm, to conduct an annual review of our total compensation program for named executive officers.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Vice President of Global Human Resources. Compensation Committee meetings are regularly attended by our Chief Executive Officer and our Vice President of Global Human Resources. At each meeting, the Compensation

Committee meets in executive session. The Compensation Committee’s Chairman reports the Compensation Committee’s recommendations on executive compensation to the Board of Directors. Independent advisors and our human resources department support the Compensation Committee in its duties and, along with our Chief Executive Officer and Vice President of Global Human Resources, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by us to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee.

Nominating and Governance Committee

We have a standing Nominating & Governance Committee, which is comprised of Directors Meier (Chairman), Aronson, Chapman, Holland and Shuey, each of whom is “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Nominating and Governance Committee’s two principal responsibilities are:

•	recommending candidates for membership on the Board; and

•	insuring that the Board acts within the governance guidelines and that the governance guidelines remain appropriate.

The Nominating and Governance Committee also makes compensation decisions for our Directors.

The Nominating and Governance Committee will consider candidates for Board membership proposed by our stockholders or other parties. Any recommendation must be in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840. As of the date of this proxy statement, we have not received any director nominee recommendations from any stockholders.

The Nominating and Governance Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, our executive officers, individuals personally known to members of the Board and our executive officers and, as described above, our stockholders, as well as, from time to time, third party search firms. The Nominating and Governance Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.

The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Nominating and Governance Committee has identified a prospective candidate, the Nominating and Governance Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that we will be best served if our Directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience. The Chair communicates the results of this initial evaluation to the other Nominating and Governance Committee members, the Chairman of the Board, the Chief Executive Officer and the General Counsel. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of our senior management gather additional information regarding the candidate. The Nominating and Governance Committee or members of our senior management then conduct background and reference checks regarding, and any final interviews, as necessary, of, the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Nominating and Governance Committee at one or more Board meetings. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.

Availability of Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our governance guidelines, Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are available at the Investor Relations/Corporate Governance link on our website at http://www.coopertire.com.

In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company
Attention: Director of Investor Relations
701 Lima Avenue
Findlay, Ohio 45840
(419) 423-1321

Stockholder and Interested Party Communications with the Board

Our Board has adopted a process by which stockholders or interested parties may send communications to the Board, the non-employee Directors as a group, or any of the Directors. Any stockholder or interested party who wishes to communicate with the Board, the non-employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder and Interested Party Communication
Attention: Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840

The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific company department or those communications containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board, the non-employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Our Board does not have a specific policy regarding Director attendance at our Annual Meetings. All of our Directors attended our 2006 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Pond, Meier and Wambold served as members of the Compensation Committee during 2006. During 2006, none of the members of the Compensation Committee was one of our or our subsidiaries’ officers or employees (our interim Chief Executive Officer, Mr. Pond, served only as an independent contractor), or had any relationship requiring disclosure pursuant to Item 407 of Regulation S-K. Additionally, during 2006, none of our executive officers or Directors was a member of the board of directors, or any committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP served as the Company’s independent auditors for 2006, and has been appointed by the Audit Committee to continue in that capacity during 2007. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2006, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such service would affect Ernst & Young LLP’s continuing independence.

Audit Fees

Ernst & Young LLP’s aggregate fees billed for 2005 and 2006 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s Quarterly Reports on Form l0-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2005 – $1,137,860	2006 – $1,322,678

Audit-Related Fees

Ernst & Young LLP’s aggregate fees billed for 2005 and 2006 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and not reported under “Audit Fees” above, were:

2005 – $100,173	2006 – $111,325

Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.

Tax Fees

Ernst & Young LLP’s aggregate fees billed for 2005 and 2006 for professional services rendered by them for tax compliance, tax advice and tax planning were:

2005 – $348,999	2006 – $294,246

Tax fees in 2005 and 2006 represented fees primarily for international tax planning and domestic and foreign tax compliance. All tax services were preapproved.

All Other Fees

Ernst & Young LLP’s aggregate fees billed in 2005 and 2006 for products and services provided by them, other than those reported above under “Audit Fees,” “Audit Related Fees” and “Tax Fees,” were as follows:

2005 – $6,405	2006 – $6,360

All other fees in 2005 and 2006 represented fees for a research tool subscription. All other services were preapproved.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent auditors, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent auditors from providing certain services described in the policy as prohibited services.

Generally, requests for independent auditor services are submitted to the Audit Committee by the Company’s Director of External Reporting (or other member of the Company’s senior financial management) and the Company’s independent auditors for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent auditor services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent auditor services must include a description of the services to be provided and the fees for such services.

Auditor Attendance at 2007 Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form l0-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the requirements of Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the auditors’ independence. The Committee has concluded that the independent auditors are in fact independent of the Company.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during fiscal year 2006.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Shuey, Chairman
Arthur H. Aronson
Laurie J. Breininger
Steven M. Chapman
John J. Holland

BENEFICIAL OWNERSHIP OF SHARES

The information in the table below sets forth those persons (including any “group” as that term is used in Section l3(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 23, 2007.

The table does not include information regarding shares held of record, but not beneficially, by National City Bank, Cleveland, Ohio, the trustee of the Cooper Spectrum Investment Savings Plan and other defined contribution plans sponsored by the Company or a subsidiary of the Company. As of February 23, 2007, those plans held 5,712,805 shares, or 9.3%, of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

		Amount and Nature of	Percent
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	of Class

Common Stock	Brandes Investment Partners, Inc. et al.(1)	6,564,706	10.7%
Common Stock	Donald Smith & Co., Inc.(2)	4,884,900	8.0%
Common Stock	Dimensional Fund Advisors LP(3)	4,352,507	7.1%

(1)	Brandes Investment Partners, L.P. et al. filed an amended Schedule 13G with the SEC on February 14, 2007 indicating that, as of December 31, 2006, Brandes Investment Partners, L.P., Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey A. Busby had shared voting power with respect to 5,066,928 shares and shared dispositive power with respect to 6,564,706 shares. Brandes Investment Partners, L.P. is a registered investment adviser. Messrs. Brandes, Carlson, and Busby and Brandes Investment Partners, Inc. and Brandes Worldwide Holdings, L.P. are control persons with respect to Brandes Investment Partners, L.P. Messrs. Brandes, Carlson, and Busby and Brandes Investment Partners, Inc. disclaim direct ownership of the shares reported in the Schedule 13G except for an amount less than 1% of such shares, and Brandes Worldwide Holdings, L.P. disclaims direct ownership of the shares reported in the Schedule 13G. The address of Brandes Investment Partners, L.P. et al. is 11988 El Camino Real, Suite 500, San Diego, California 92130.

(2)	Donald Smith & Co., Inc. filed a Schedule 13G with the SEC on February 13, 2007 indicating that, as of December 31, 2006, Donald Smith & Co., Inc. had sole voting power with respect to 3,984,500 shares and sole dispositive power with respect to 4,884,900 shares. Donald Smith & Co., Inc. is an investment advisor. The shares are owned by advisory clients of Donald Smith & Co., Inc., no one of which, to the knowledge of Donald Smith & Co., Inc., owns more than 5% of the class. The address of Donald Smith & Co., Inc. is 152 West 57th Street, New York, New York 10019.

(3)	Dimensional Fund Advisors LP filed an amended Schedule 13G with the SEC on February 9, 2007 indicating that, as of December 31, 2006, Dimension Fund Advisors LP had sole voting power with respect to 4,352,507 shares and sole dispositive power with respect to 4,352,507 shares. Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) is an investment advisor that furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (referred to by Dimensional as “the Funds”). Dimensional possesses investment and/or voting power over these securities, which it states are owned by the Funds. Although Dimensional’s filing states that it may be deemed to be the beneficial owner of these securities, it has disclaimed such beneficial ownership. The address of Dimensional is 1299 Ocean Avenue, Santa Monica, California 90401.

SECURITY OWNERSHIP OF MANAGEMENT

The information that follows is furnished as of February 23, 2007, to indicate beneficial ownership by all executive officers and Directors of the Company as a group, and each Named Executive Officer and Director individually, of the Company’s Common Stock.

Amount and Nature
of Beneficial
Name of Beneficial Owner	Ownership		Percent of Class

All executive officers and Directors as a group (13 persons)	1,132,088 shs (1)		1.8%
Roy V. Armes	284,334 shs (4)		*
Arthur H. Aronson	37,707 shs (2	)(3)	*
Laurie J. Breininger	20,754 shs (2	)(3)	*
Steven W. Chapman	8,353 shs (2	)(3)	*
Thomas A. Dattilo	47,095 shs (4	)(5)	*
James H. Geers	113,076 shs (2	)(4)	*
John J. Holland	27,713 shs (2	)(3)	*
James E. Kline	87,286 shs (2	)(4)	*
John F. Meier	34,033 shs (2	)(3)	*
Harold C. Miller	59,977 shs (2	)(4)	*
Byron O. Pond	74,025 shs (2	)(3)	*
John H. Shuey	25,059 shs (2	)(3)	*
D. Richard Stephens	170,906 shs (2	)(4)(5)	*
Richard L. Wambold	23,742 shs (2	)(3)	*
Philip G. Weaver	336,029 shs (2	)(4)	*

*	Less than 1%

(1)	Includes 557,806 shares obtainable on exercise of stock options within 60 days following February 23, 2007, which options have not been exercised; 43,519 shares held in the Company’s Spectrum Investment Savings Plan for the account of the executive officers of the Company; 320,326 restricted stock units of which the holders have neither voting nor investment power; and 160,872 phantom stock units of which the holders have neither voting nor investment power. Of the remaining shares, none are subject to shared voting and investment power, and 49,565 are subject to the sole voting and investment power of the holders thereof.

(2)	Includes shares obtainable on exercise of stock options within 60 days following February 23, 2007, which options have not been exercised, as follows: Roy V. Armes — 0; Arthur H. Aronson — 10,459; Laurie J. Breininger — 3,117; Steven M. Chapman — 0; Thomas A. Dattilo — 0; James H. Geers — 86,159; John J. Holland — 5,117; James E. Kline — 78,194; John F. Meier — 9,578; Harold C. Miller — 47,529; Byron O. Pond — 9,351; John H. Shuey — 10,153; D. Richard Stephens — 129,679; Richard L. Wambold — 3,117; and Philip G. Weaver — 295,032.

(3)	Pursuant to the 1998 Non-Employee Directors Compensation Deferral Plan described above under “Director Compensation,” the following Directors have been credited with the following number of phantom stock units as of February 23, 2007: Roy V. Armes — 0; Arthur H. Aronson — 27,248; Laurie J. Breininger — 17,637; Steven M. Chapman — 8,353; John J. Holland — 22,596; John F. Meier — 22,455; Byron O. Pond — 29,052; John H. Shuey — 14,906; and Richard L. Wambold — 18,625. The holders do not have voting or investment power over these phantom stock units.

(4)	Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 284,334; Thomas A. Dattilo — 22,195; James H. Geers — 5,876; James E. Kline — 6,950; Harold C. Miller — 6,765; D. Richard Stephens — 0; and Philip G. Weaver — 16,401. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of Common Stock of the Company corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents. Of Mr. Dattilo’s restricted stock units, 22,195 restricted stock units represent Mr. Dattilo’s 2003 LTIP payout and dividend equivalents accrued on such units. This number of restricted stock units paid to Mr. Dattilo was determined based on the fair market value of the Company’s Common Stock on February 4, 2004, the date of the payout. Of Mr. Weaver’s restricted stock units, 4,464 restricted stock units represent Mr. Weaver’s 2004 LTIP payout and dividend equivalents accrued on such units. This number of restricted stock units was determined based on the fair market value of the Company’s Common Stock on February 15, 2005, the date of the payout.

(5)	Includes 27,902 shares and 24,900 shares known by us to have been owned, respectively, by Messrs. Stephens and Dattilo as of March 7, 2006 and that we believe are still owned by such named executive officers. Also includes 13,325 shares known by us to have been acquired by Mr. Stephens in January 2007 upon conversion of restricted stock units, which shares we believe are still owned by Mr. Stephens.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and executive officers, the Company believes that all reports due for Directors and executive officers during or for the year 2006 were timely filed.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2008

Any stockholder who intends to present a proposal at the Annual Meeting in 2008 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received not later than November 23, 2007. In addition, if a stockholder intends to present a proposal at the Company’s 2008 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or between December 23, 2007 and January 22, 2008, in accordance with the Bylaws, proxies solicited by the Board for the 2008 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.

INCORPORATION BY REFERENCE

The Compensation Committee Report that begins on page 26 of this proxy statement, disclosure regarding the Company’s Audit Committee and audit committee financial expert set forth on page 46 of this proxy statement, and the Audit Committee Report that begins on page 51 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SOLICITATION AND OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $8,000, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile or personally, request the return of proxies.

Please mark, execute and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
James E. Kline
Vice President, General
Counsel and Secretary
March 22, 2007

NOTICE
OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

May 1, 2007

IMPORTANT:

All stockholders are requested to mark, date, sign
and mail promptly the enclosed proxy for which an
envelope is provided, or cast their ballots by Internet
or telephone.

000004	000000000.000000 ext
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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Daylight Time, on May 1, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card           123456           C0123456789           12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1.	Election of Directors:

	For	Withhold
01 - Roy V. Armes	☐	☐
02 - Arthur H. Aronson	☐	☐
03 - Byron O. Pond	☐	☐

		For	Against	Abstain
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2007.	☐	☐	☐

3.	In their discretion, the proxies named herein are also authorized to take action upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

B. Non-Voting Items
Change of Address — Please print new address below.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

	Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

	/	/

■			C 1234567890 J N T 3 1 A V 0 1 2 7 4 2 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cooper Tire & Rubber Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 1, 2007

The undersigned hereby appoints Roy V. Armes, James E. Kline and Philip G. Weaver, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 6, 2007, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840, on Tuesday, May 1, 2007, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein and “FOR” ratification of the selection of Ernst & Young LLP as the Company's independent auditors. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side)

000004	000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext
000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Daylight Time, on April 27, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Voting Instruction Card              123456           C0123456789         12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A. Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.	+
1.	Election of Directors:

	For	Withhold
01 – Roy V. Armes	☐	☐
02 – Arthur H. Aronson	☐	☐
03 – Byron O. Pond	☐	☐

		For	Against	Abstain
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2007.	☐	☐	☐

3.	In their discretion, the trustee is also authorized to take action upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

B. Non-Voting Items
Change of Address — Please print new address below.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

	Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

	/	/

■			C 1234567890 J N T 3 1 A V 0 1 2 7 4 2 3	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Card — Cooper Tire & Rubber Company

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 1, 2007

To: Principal Financial Group, Trustee under certain defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company or a wholly owned subsidiary.

Pursuant to the applicable terms of the Plan in which I, the undersigned, am a participant, I hereby direct the Trustee to vote (in person or by proxy) all shares of common stock of Cooper Tire & Rubber Company held in my account under the Plan at the close of business on March 6, 2007 at the Annual Meeting of Stockholders to be held in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840, on Tuesday, May 1, 2007, at 10:00 a.m. E. D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting, in accordance with the instructions given by me on the opposite side of this voting instruction card.

This voting instruction card allows participants in the following defined contribution plans sponsored by Cooper Tire & Rubber Company (or one of its subsidiaries) to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in their accounts under such Plans in accordance with their instructions:

              •   Spectrum Investment Savings Plan

              •   Pre-Tax Savings Plan (Findlay)

              •   Pre-Tax Savings Plan (Texarkana)

This voting instruction card, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no direction is indicated, the Trustee will vote in the same manner in which the Trustee is directed to vote the majority of the aggregate shares held by Plan participants. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement (s) of the Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1 AND 2.

PLEASE VOTE, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A. Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.	+
1.	Election of Directors:

	For	Withhold
01 – Roy V. Armes	☐	☐
02 – Arthur H. Aronson	☐	☐
03 – Byron O. Pond	☐	☐

		For	Against	Abstain
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2007.	☐	☐	☐

3.	In their discretion, the proxies named herein are also authorized to take action upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

	Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

	/	/

■			C 1234567890 J N T 1 U P X 0 1 2 7 4 2 2	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cooper Tire & Rubber Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 1, 2007

The undersigned hereby appoints Roy V. Armes, James E. Kline and Philip G. Weaver, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 6, 2007, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held in the Alumni Memorial Union, North Multi-Purpose Room at the University of Findlay, 1000 North Main Street, Findlay, Ohio 45840, on Tuesday, May 1, 2007, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein and “FOR” ratification of the selection of Ernst & Young LLP as the Company's independent auditors. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side)